UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.

)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CARLISLE COMPANIES INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

CARLISLE COMPANIES INCORPORATED

16430 North Scottsdale Road, Suite 400

Scottsdale, Arizona 85254

(480) 781-5000

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Carlisle Companies Incorporated (the “Company”) will be held at 8:00 a.m., local time, on Wednesday, May 1, 2024 at The Ritz-Carlton, Chicago, Water Tower Place, 160 E. Pearson St., Chicago, Illinois 60611, for the following purposes:

1.	To elect the three directors nominated by the Board of Directors who are named in the accompanying proxy statement;

2.

To adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the advance notice requirements for director nominations and move them to the Company’s Amended and Restated Bylaws (the “Bylaws”);

3.	To adopt an amendment to the Company’s Charter to reflect recent Delaware law changes regarding officer exculpation;

4.

To approve an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of shares of the Company’s common stock available for issuance thereunder and extend the term of the program;

5.	To approve, on an advisory basis, the Company’s named executive officer compensation in 2023;

6.	To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5 and 6. The proxy holders will use their discretion to vote on other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 6, 2024 will be entitled to vote at the Annual Meeting whether or not they have transferred their shares since that date.

YOUR VOTE IS IMPORTANT

If you own your shares directly as a registered stockholder or through the Carlisle, LLC Employee Incentive Savings Plan, please vote in one of the following ways:

•

Via the Internet—by logging on to www.proxyvote.com and following the instructions, using the Control Number shown on the Notice of Availability of Proxy Materials (or proxy card if you received or request one), for voting.

•	By telephone (only if you received or request a proxy card)—by calling the phone number on the proxy card.

•	By mail (only if you received or request a proxy card)—by completing, signing, dating and promptly returning the proxy card in the postage-paid envelope provided.

•	In person—by submitting a ballot in person at the Annual Meeting.

If you own your shares indirectly through a bank, broker or other nominee, please follow the instructions you receive from the stockholder of record to vote your shares.

By Order of the Board of Directors,

/s/ SCOTT C. SELBACH

Scott C. Selbach
Executive Vice President, Secretary and General Counsel

Scottsdale, Arizona

March 19, 2024

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders To Be Held on Wednesday, May 1, 2024:

The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and

2023 Annual Report to Stockholders are available at www.proxyvote.com.

			Page
General Information			1
Security Ownership			5
	A.	Certain Beneficial Owners	5
	B.	Management	6
Proposal 1:	Election of Directors		8
	A.	Business Experience of Directors	9
	B.	Specific Experience and Skills of Directors	13
Corporate Governance			16
	A.	The Board of Directors	16
	B.	Documents Available	16
	C.	Director Independence	16
	D.	Board Leadership Structure	17
	E.	Board Committees	18
	F.	Director Meeting Attendance	19
	G.	Director Nomination Process	19
	H.	Director Nominations by Stockholders	20
	I.	Related Person Transactions	20
	J.	The Board’s Role in Risk Oversight	20
	K.	Director, Officer and Employee Hedging	22
	L.	Insider Trading Policies and Procedures	22
	M.	Communications with the Board of Directors	22
	N.	Director Refreshment	22
Proposal 2:	Adoption of Amendment to the Company’s Charter to Remove the Advance Notice Requirements for Director Nominations and Move Them to the Company’s Bylaws		23
	A.	Background	23
	B.	Reasons for the Advance Notice Charter Amendment	23
	C.	Description of the Proposed Advance Notice Charter Amendment	24
	D.	Overview of Related Proposed Changes to the Company’s Bylaws	24
	E.	Impact of Vote	24
	F.	Not Conditioned on Proposal 3	25
Proposal 3:	Adoption of Amendment to the Company’s Charter to Reflect Recent Delaware Law Changes Regarding Officer Exculpation		26
	A.	Background	26
	B.	Reasons for the Officer Exculpation Charter Amendment	26
	C.	Description of the Proposed Officer Exculpation Charter Amendment	26
	D.	Impact of Vote	27
	E.	Not Conditioned on Proposal 2	27
Director Compensation			28
Compensation Discussion and Analysis			31
	A.	Executive Summary	31
	B.	Roles of Compensation Committee, Compensation Consultant and Executive Officers in Determining Executive Compensation	32
	C.	Philosophy and Material Elements of Executive Compensation Program; 2023 Compensation Actions	33
	D.	Retirement and Other Benefits	39
	E.	Clawback Policies	41
	F.	Conclusion	41
Compensation Committee Report			42

i

ii

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Carlisle Companies Incorporated (the “Company”) of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m., local time, on Wednesday, May 1, 2024 at The Ritz-Carlton, Chicago, Water Tower Place, 160 E. Pearson St., Chicago, Illinois 60611.

In accordance with the Securities and Exchange Commission rules and regulations (the “SEC rules”), instead of mailing a printed copy of the proxy materials to each stockholder of record, the Company is furnishing proxy materials to its stockholders via the Internet. You will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Availability of Proxy Materials instructs you how to access and review the proxy materials. If you would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting a copy included in the Notice of Availability of Proxy Materials.

The Notice of Availability of Proxy Materials was first provided to stockholders beginning March 19, 2024.

The proxy is solicited by the Board of Directors. The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail and the Internet, officers and other employees of the Company may devote part of their time to solicitation by e-mail, facsimile or telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to beneficial owners and for the reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to the taking of the vote at the Annual Meeting. See “Voting by Proxy” beginning on page 70.

The mailing address of the Company’s principal executive offices is Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. Upon written request mailed to the attention of the Secretary of the Company, at the Company’s principal executive offices, the Company will provide without charge a copy of its Annual Report on Form 10-K for 2023 filed with the Securities and Exchange Commission (the “SEC”).

Shares Entitled to Vote; Quorum

The record date for the Annual Meeting is March 6, 2024. Only holders of record of shares of the Company’s common stock (“Shares”) as of the close of business on that date will be entitled to vote at the Annual Meeting. As of the record date, [●] Shares were outstanding. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Voting Rights

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that holders of Shares are entitled to one vote per Share.

Voting Methods

If your Shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered the registered holder of those Shares. As the registered stockholder, you can ensure your Shares are voted at the Annual Meeting by submitting your instructions: (i) via the Internet by logging on to www.proxyvote.com and following the instructions, using the Control Number shown on the Notice of Availability of Proxy Materials (or proxy card if you received or request one), for voting; (ii) by telephone (only if you received or request a proxy card) by calling the phone number on the proxy card; (iii) by mail (only if you received or request a proxy card) by completing, signing, dating and promptly returning the proxy card in the postage-paid envelope provided; or (iv) by attending the Annual Meeting and voting your Shares in person at the meeting. Internet and telephone voting for registered stockholders will be available 24 hours a day, up until 11:59 p.m., Eastern Daylight Time, on Tuesday, April 30, 2024. You may obtain directions to the Annual Meeting in order to vote in person by calling the Company’s principal executive offices at (480) 781-5000.

If you hold your Shares indirectly in the name of an intermediary such as a bank, broker or other nominee, rather than directly in your name, then you are considered the beneficial owner of Shares held in street name. As the beneficial owner, you are entitled to direct the voting of your Shares by your intermediary. Banks, brokers and other nominees typically offer telephonic or electronic means by which the beneficial owners of Shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms. If you are the beneficial owner of Shares held in street name, please follow the instructions you receive from the holder of record to vote your Shares. As the beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those Shares.

If you participate in the Carlisle, LLC Employee Incentive Savings Plan (the “401(k) Plan”) and own Shares through your 401(k) Plan account, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company (“Principal”), the trustee of the 401(k) Plan, will vote your 401(k) Plan Shares in accordance with the instructions you provide by voting via the Internet, by telephone or on the voting instruction form. If Principal does not receive voting instructions from you by 11:59 p.m., Eastern Daylight Time, on Tuesday, April 30, 2024, Principal will vote your 401(k) Plan Shares as directed by the Carlisle Pension and Insurance Committee, the 401(k) Plan administrator, in its discretion.

Voting Requirement to Approve Each of the Proposals

The following sets forth the voting requirement to approve each of the proposals:

Proposal 1, Election of Directors. Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). If any incumbent director who is a nominee for reelection receives a greater number of votes “against” his or her election than votes “for” such election in an uncontested election of directors, the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the director must promptly tender his or her offer of resignation to the Board for consideration. See “Proposal 1: Election of Directors” for a more detailed description of the Company’s director resignation policy.

Proposal 2, Adoption of Amendment to the Company’s Charter to Remove the Advance Notice Requirements for Director Nominations and Move Them to the Company’s Bylaws. Adoption of an amendment to the Company’s Charter to remove the advance notice requirements for director nominations and move them to the Company’s Bylaws requires the affirmative vote of a majority of the total votes of all outstanding Shares entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all outstanding Shares entitled to vote, a majority of them must be voted “for” the proposal for it to be adopted).

Proposal 3, Adoption of Amendment to the Company’s Charter to Reflect Recent Delaware Law Changes Regarding Officer Exculpation. Adoption of an amendment to the Company’s Charter to reflect recent Delaware law changes regarding officer exculpation requires the affirmative vote of a majority of the total votes of all outstanding Shares entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all outstanding Shares entitled to vote, a majority of them must be voted “for” the proposal for it to be adopted).

Proposal 4, Approval of the Company’s Amended and Restated Incentive Compensation Program. Approval of an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of shares of the Company’s common stock available for issuance thereunder and extend the term of the program requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Proposal 5, Advisory Vote to Approve the Company’s Named Executive Officer Compensation. Advisory approval of the Company’s named executive officer compensation in 2023 requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved on a non-binding, advisory basis).

Proposal 6, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024 requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Other Items. Approval of any other matters requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the item at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

Effect of Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee holding Shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under the New York Stock Exchange rules (the “NYSE rules”), Proposal 6, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024, is considered a “routine” matter, which means that banks, brokers and other nominees may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, Proposals 1, 2, 3, 4 and 5, the election of directors, the adoption of two amendments to the Company’s Charter to remove the advance notice requirements for director nominations and move them to the Company’s Bylaws and to reflect recent Delaware law changes regarding officer exculpation, the approval of an amendment and restatement of the Company’s Incentive Compensation Program, and the advisory vote to approve the Company’s named executive officer compensation in 2023, respectively, are “non-routine” matters under the NYSE rules, which means that banks, brokers and other nominees that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.

With respect to Proposals 2 and 3, the adoption of amendments to the Company’s Charter to remove the advance notice requirements for director nominations and move them to the Company’s Bylaws and to reflect Delaware law changes regarding officer exculpation, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. Abstentions and broker non-votes will have the same effect as votes “against” these proposals.

With respect to Proposals 4, 5 and 6, the approval of an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of shares of the Company’s common stock available for issuance thereunder and extend the term of the plan, the advisory vote to approve the Company’s named executive officer compensation in 2023 and the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. Abstentions will be counted as votes present or represented and entitled to vote on these proposals and will therefore have the same effect as votes “against” these proposals, and broker non-votes will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome. As discussed above, because Proposal 6, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024, is considered a “routine” matter, the Company does not expect any broker non-votes with respect to this proposal.

SECURITY OWNERSHIP

A.	Certain Beneficial Owners

The table below provides information about the beneficial ownership of Shares as of February 29, 2024 by each person known by the Company to beneficially own more than 5% of the outstanding Shares as of such date. As defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” means essentially that a person has or shares voting or investment power over shares. It does not necessarily mean that the person enjoys any economic benefit from those shares. The ownership percentages in the table below are based on 47,803,827 Shares outstanding as of February 29, 2024.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,045,327	(1)	10.6%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,646,323	(2)	9.7%

(1)

This information is based upon a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over no Shares, shared voting power over 27,004 Shares, sole investment power over 4,978,446 Shares and shared investment power over 66,881 Shares.

(2)

This information is based upon a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 4,355,938 Shares, shared voting power over no Shares, sole investment power over 4,646,323 Shares and shared investment power over no Shares.

B.	Management

The table below shows the number and the percentage of Shares beneficially owned as of February 29, 2024 by each director, director nominee and named executive officer and by all directors and executive officers as a group. As of February 29, 2024, a total of 47,803,827 Shares were outstanding.

Name	Shares Owned	Shares Subject to Options	Share Equivalent Units(1)	Total Beneficial Ownership	Ownership Percentage
Robin J. Adams	9,223(2)	0	19,374	28,597	*
Robert G. Bohn	7,475(2)	0	23,726	31,201	*
Jonathan R. Collins	1,357(2)	0	7,669	9,026	*
James D. Frias	3,506(2)	0	9,040	12,546	*
Maia A. Hansen	755(2)	0	2,834	3,589	*
D. Christian Koch	221,264(2)(3)(4)	93,691	388	315,343	*
C. David Myers	755(2)	0	0	755	*
Gregg A. Ostrander	5,236(2)	0	26,176	31,412	*
Corrine D. Ricard	4,400(2)	0	6,929	11,329	*
Jesse G. Singh	2,662(2)	0	4,547	7,209	*
John E. Berlin	24,320(2)(3)(4)	29,300	1,000	54,620	*
Frank J. Ready	3,480(2)(4)	4,875	0	8,355	*
Scott C. Selbach	60,035(2)(3)(4)	0	21,392	81,427	*
Kevin P. Zdimal	14,889(2)(3)(4)	28,565	20,752	64,206	*
Directors and executive officers as a group (19 persons)(5)	379,113(2)(3)(4)	175,521	143,827	698,461	1.5%

*	Less than 1%.

(1)	Share equivalent units do not represent issued and outstanding Shares and have no voting power.

The Share equivalent units for the directors represent Share equivalent unit awards and restricted Shares the directors elected to defer and invest in Share equivalent units under the Carlisle Companies Incorporated Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan for Non-Employee Directors”). Following termination of a director’s service, Share equivalent units will be paid in Shares in a lump sum.

The Share equivalent units for the named executive officers represent Shares earned under the Carlisle Companies Incorporated Incentive Compensation Program (the “Incentive Compensation Program”) that the officers elected to defer under the Carlisle Companies Incorporated Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”), which will be paid in Shares based on the elections made by the officers under the Nonqualified Deferred Compensation Plan.

(2)

Includes restricted Shares as follows: Messrs. Adams, Bohn, Collins, Frias, Myers, Ostrander and Singh and Mses. Hansen and Ricard, 755 Shares each; Mr. Koch, 26,515 Shares; Mr. Berlin, 4,905 Shares; Mr. Ready, 3,480 Shares; Mr. Selbach, 12,075 Shares; Mr. Zdimal, 5,060 Shares; and the directors and executive officers as a group, 66,070 Shares.

(3)

Includes Shares allocated as of December 31, 2023 to the accounts of the executive officers participating in the 401(k) Plan as follows: Mr. Koch, 1,421 Shares; Mr. Berlin, 8,420 Shares; Mr. Selbach, 1,376 Shares;

Mr. Zdimal, 4,711 Shares; and the executive officers as a group, 19,970 Shares. Each participant in the 401(k) Plan has the right to direct the voting of Shares allocated to his or her account. Shares are held by the trustee of the 401(k) Plan in a commingled trust fund. Each participant’s beneficial interest in the fund is allocated to his or her 401(k) Plan account.

(4)

Excludes performance Shares awarded to the executive officers as follows: Mr. Koch, 26,515 Shares; Mr. Berlin, 3,225 Shares; Mr. Ready, 3,480 Shares; Mr. Selbach, 1,320 Shares; Mr. Zdimal, 10,505 Shares; and the executive officers as a group, 52,285 Shares. The performance Shares, to the extent earned, will vest and be paid to the executive officers in Shares on the third anniversary of the date of grant.

(5)	Includes all directors, director nominees and current executive officers.

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of members of the Board is currently 10 directors. The Company’s Charter provides for a classified Board of Directors under which the Board is divided into three classes of directors, with each class as nearly equal in number as possible. Three directors are to be elected at the Annual Meeting. If elected, each nominee will serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. All of the nominees are currently serving as directors and have agreed to be named in this Proxy Statement and to serve if elected.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your Shares for any substitute nominee proposed by the Board. Alternatively, in lieu of designating a substitute nominee, the Board may reduce the number of directors.

Under the Company’s Statement of Corporate Governance Guidelines and Principles, a director is required to submit his or her resignation at the Company’s Annual Meeting of Stockholders following the earlier of the date when he or she reaches age 72 or has completed 18 consecutive years of service on the Board.

The Company’s Bylaws provide for a majority vote standard in uncontested director elections, which means each director nominee must receive a majority of the votes cast with respect to that nominee at the Annual Meeting. For this purpose, a “majority of the votes cast” means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. In an uncontested election, if any incumbent director who is nominated for reelection does not receive a majority of the votes cast, the director must promptly tender his or her offer of resignation to the Board for consideration. In such event, the Board may accept such offer of resignation and either decrease the number of directors on the Board or fill the vacancy with a new director, refuse to accept such offer of resignation or take other appropriate action. The Company’s Bylaws provide that directors will be elected by a plurality of the votes cast in contested elections. The resignation policy set forth in the Company’s Bylaws does not apply to contested elections.

The Board of Directors recommends that you vote “FOR” the election of each of the three nominees listed below. Unless otherwise specified, valid proxies will be voted “FOR” the election of each of the three nominees listed below.

A.	Business Experience of Directors

Director Nominees

The table below sets forth certain information relating to each director nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Period of Service as a Director and Expiration of Term

James D. Frias	67	Retired; former Chief Financial Officer, Treasurer and Executive Vice President (from January 2010 through March 2022) and Corporate Controller (from June 2001 through December 2009) of Nucor Corporation, a manufacturer of steel and steel products for North America and international markets.	February 2015 to date. Term expires 2024.

Maia A. Hansen	55	Retired; former Chief Operating Officer (from June 2022 through January 2024) and Senior Vice President, Operations & Supply Chain (from March 2020 to May 2022) of Athersys, Inc., a clinical-stage biotechnology company. Prior to Athersys, Ms. Hansen was a Senior Partner (from July 2013 to March 2020) and Partner (from July 2006 to June 2013) of McKinsey & Company, a global management consulting firm serving leading businesses, governments and non-governmental and not-for-profit organizations.	February 2020 to date. Term expires 2024.

Corrine D. Ricard	60	Senior Vice President – Digital Strategy and Transformation (since January 2024), The Mosaic Company, a leading global producer and marketer of concentrated phosphate and potash. Previously, Ms. Ricard served as President (from November 2019 to December 2023) of Mosaic Fertilizantes, a business segment of The Mosaic Company that produces and sells phosphate and potash-based crop nutrients and animal feed ingredients in Brazil, and Senior Vice President – Commercial (from February 2017 to October 2019), Senior Vice President – Human Resources (from April 2012 to February 2017), Vice President – International Sales and Distribution (from March 2011 to April 2012), Vice President – Business Development (from March 2007 to March 2011) and Vice President – Supply Chain (from October 2004 to March 2007) of The Mosaic Company. Prior to Mosaic, Ms. Ricard worked for Cargill, Inc., a global producer of agricultural products, in various roles, including supply chain, product management and international sales.	February 2016 to date. Term expires 2024.

Continuing Directors

The table below sets forth certain information relating to each continuing director, as furnished to the Company by the director. Except as otherwise indicated, each director has had the same principal occupation or employment during the past five years.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Period of Service as a Director and Expiration of Term

Robin J. Adams	70	Retired; former Vice Chairman (from March 2012 to April 2013), Chief Financial Officer (from April 2004 to March 2012) and Chief Administrative Officer (from April 2004 to April 2013) of BorgWarner Inc., a leading global supplier of highly engineered systems and components, primarily for vehicle powertrain applications. Prior to BorgWarner, Mr. Adams served as Executive Vice President-Finance and Chief Financial Officer (from July 1999 to April 2004) of American Axle & Manufacturing Holdings, Inc., a manufacturer of automotive driveline and drivetrain components and systems. Former director of Delphi Technologies PLC (from December 2017 to October 2020) and BorgWarner Inc. (from April 2005 to April 2013).	October 2009 to date. Term expires 2025.

Robert G. Bohn	70	Retired; former Chairman (from January 2000 to February 2011) and President and Chief Executive Officer (from November 1997 to December 2010) of Oshkosh Truck Corporation, a global manufacturer of specialty vehicles and bodies for access equipment, defense, fire and emergency and commercial uses. Director of The Manitowoc Company, Inc. (since May 2014). Former director of Graco Inc. (from June 1999 to January 2008), Parker-Hannifin Corporation (from August 2010 to January 2021) and Pontem Corporation (from December 2022 to August 2023).	April 2008 to date. Term expires 2026.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Period of Service as a Director and Expiration of Term

Jonathan R. Collins	47	Senior Vice President, eCommerce (since April 2023) of Parts Town Unlimited, a global technology innovation-driven distributor of genuine OEM (original equipment manufacturer) foodservice, residential appliance and HVAC equipment repair parts. Prior to Parts Town, Mr. Collins served as Vice President, eCommerce Global Components (from March 2020 to March 2023) of Arrow Electronics Inc., a global provider of electronic components and comprehensive computing solutions. Prior to Arrow, Mr. Collins was General Manager and Head of eCommerce (from May 2019 to March 2020) of The Goodyear Tire & Rubber Company, one of the world’s leading manufacturers of tires. Prior to Goodyear, Mr. Collins was Vice President and Head of eCommerce (from September 2016 to April 2019) of Mylan N.V., a leading global pharmaceutical company offering products in approximately 165 countries. Prior to Mylan, Mr. Collins served as Senior Director of eCommerce-International and M&A (from April 2013 to September 2016) of W.W. Grainger, Inc., a leading distributor of maintenance, repair and operating supplies and other related products and services, and Director of Digital Strategy and User Experience (from February 2012 to November 2012) of Anixter International Inc., a global supplier of communications and security products and electrical and electronic wire and cable.	September 2016 to date. Term expires 2025.

D. Christian Koch	59	Chair of the Board (since May 2020), Director, President and Chief Executive Officer (since January 2016) and Chief Operating Officer (from May 2014 to December 2015) of the Company. Previously, Mr. Koch served as Group President of Carlisle Diversified Products (from June 2012 to May 2014), President of Carlisle Brake & Friction (from January 2009 to June 2012), and President of Carlisle Asia Pacific (from February 2008 to January 2009). Director of The Toro Company (since April 2016).	January 2016 to date. Term expires 2025.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Period of Service as a Director and Expiration of Term

C. David Myers	60	Retired; former President – Building Efficiency (from December 2005 to September 2014) of Johnson Controls Inc., a global diversified technology and industrial company. Former President and Chief Executive Officer, as well as a director (from February 2004 to December 2005), of York International Corporation, a provider of heating, ventilating, air conditioning and refrigeration products and services, until York was acquired by Johnson Controls in December 2005. Prior to 2004, Mr. Myers held other positions with increasing responsibility at York, including serving as President, Executive Vice President and Chief Financial Officer. Mr. Myers also previously served as a Senior Manager at KPMG LLP. Director of The Manitowoc Company, Inc. (since March 2016) and The Boler Company (since January 2017). Former director of First American Funds (from September 2019 to December 2023).	May 2023 to date. Term expires 2025.

Gregg A. Ostrander	71	Retired; former Executive Chairman (from January 2008 to June 2010), Chairman, President and Chief Executive Officer (from April 2001 to January 2008) and President and Chief Executive Officer (from January 1994 to April 2001) of Michael Foods, Inc., a major food service and retail food company that produces products for food service distributors, chain restaurants and retail grocery and club stores. Former director of Arctic Cat Inc. (from April 1994 to August 2012), Hearthside Food Solutions LLC (from October 2014 to May 2018) and Michael Foods, Inc. (from April 2001 to June 2014).	August 2008 to date. Term expires 2026.

Jesse G. Singh	58	Chief Executive Officer (since June 2016) of The AZEK Company, a leading manufacturer of building products. Previously, Mr. Singh served in a variety of leadership roles, including international positions, at 3M Corporation, a global diversified technology company. Prior to 3M, Mr. Singh spent several years in general management, marketing and account management positions for General Electric Company, a multinational conglomerate, and Arthur Andersen, a professional services firm.	December 2017 to date. Term expires 2026.

B.	Specific Experience and Skills of Directors

The Board of Directors has identified nine specific areas of experience or attributes that qualify an individual to serve as a member of the Board in light of the Company’s businesses and corporate structure. In addition, the Board is committed to including for consideration qualified candidates with diverse backgrounds, including diversity of gender, race and ethnicity. In accordance with its charter, the Corporate Governance and Nominating Committee has consistently included diversity as a desired qualification when conducting searches for director nominees. The composition of the Board reflects its emphasis on diversity. The table below shows the experience or attributes held by each director nominee and continuing member of the Board of Directors, as well as the gender, racial and ethnic diversity represented on the Board. The narrative discussion that follows the table describes in greater detail the specific experience, qualifications, attributes and skills of each director nominee and continuing member of the Board of Directors. The table below and the narrative discussion that follows the table are not intended to be exhaustive descriptions of the experience, qualifications, attributes and skills of each director nominee and continuing member of the Board of Directors, as each of them also contributes other important experience, qualifications, attributes and skills that are not reflected below.

	Notable Multi- Industry Experience	Significant Experience in Company Specific Industries*	Experience as Chair/ CEO of Multi- National Business	Experience as CFO of Multi- National Business	Meets Definition of “Audit Committee Financial Expert”	Experience with International Business Issues	Mergers & Acquisitions Expertise	Manufacturing Experience	Corporate Governance Experience	Diversity
Mr. Adams				✓	✓	✓	✓	✓	✓
Mr. Bohn	✓	✓	✓			✓	✓	✓	✓
Mr. Collins	✓					✓	✓		✓	African American
Mr. Frias	✓	✓		✓	✓	✓	✓	✓	✓	Hispanic
Ms. Hansen		✓			✓**	✓	✓			Female
Mr. Koch	✓	✓	✓			✓	✓	✓	✓
Mr. Myers	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mr. Ostrander	✓		✓			✓	✓	✓	✓
Ms. Ricard	✓					✓	✓	✓	✓	Female
Mr. Singh	✓	✓	✓		✓	✓	✓	✓	✓	Asian

*	Building products, medical, aerospace and/or defense.

**	The relevant experience of Ms. Hansen is described on page 14.

Mr. Adams has 30 years of experience with multi-national manufacturing companies with multiple business segment operating structures. As the principal financial officer of publicly traded companies for 20 years prior to his retirement in April 2013, Mr. Adams gained significant experience with public financial markets, financial reporting requirements and public company merger and acquisition transactions. In addition, Mr. Adams has more than 18 years of experience as a director of a number of other public companies and, as a result, is thoroughly familiar with the duties and responsibilities of public company boards of directors, including the duties and responsibilities of the members of audit and compensation committees.

Mr. Bohn served as Chairman, President and Chief Executive Officer of Oshkosh Corporation, a global manufacturer engaged in several industrial businesses. In these positions, Mr. Bohn gained significant experience with merger and acquisition transactions, the evaluation of manufacturing opportunities in several countries, and board governance and performance.

Mr. Collins currently serves as Senior Vice President, eCommerce of Parts Town Unlimited, a global technology innovation-driven distributor of genuine OEM (original equipment manufacturer) foodservice, residential appliance and HVAC equipment repair parts. Prior to joining Parts Town, Mr. Collins served as Vice President, eCommerce Global Components of Arrow Electronics Inc., a global provider of electronic components and comprehensive computing solutions. Previously, Mr. Collins was General Manager and Head of eCommerce of The Goodyear Tire & Rubber Company, one of the world’s leading manufacturers of tires. Mr. Collins also served as Vice President and Head of eCommerce of Mylan N.V., a leading global pharmaceutical company offering products in approximately 165 countries. Mr. Collins has more than 18 years of experience in digital marketing and eCommerce with a range of international industrial companies.

Mr. Frias served as the principal financial officer for 12 years and has a total of more than 30 years of experience in treasury, finance and accounting positions at Nucor Corporation, one of the largest and most diversified steel and steel products companies in the world, prior to his retirement in June 2022. In these positions, Mr. Frias gained substantial experience with mergers and acquisitions, joint venture transactions, the development of new facilities and the commercialization of new technology.

Ms. Hansen served as Chief Operating Officer of Athersys, Inc., a clinical-stage biotechnology company. Previously, Ms. Hansen served as Senior Vice President, Operations & Supply Chain of Athersys. Prior to joining Athersys, Ms. Hansen served for more than six years as Senior Partner of McKinsey & Company, a global management consulting firm serving leading businesses, governments and non-governmental and not-for-profit organizations. Ms. Hansen has gained significant experience reviewing and analyzing financial statements and working with industrial companies on product development, digital manufacturing, sourcing strategy and execution to improve profitability and adapt to tariffs.

Mr. Koch brings to the Board experience in a number of critical areas, including operations, senior leadership, global sales, and mergers and acquisitions. With over 16 years of experience with the Company, Mr. Koch is thoroughly familiar with all of the Company’s businesses and can provide insight on those businesses to the Board.

Mr. Myers previously served as President – Building Efficiency of Johnson Controls, Inc., a global diversified technology and industrial company. Prior to joining Johnson Controls, Mr. Myers served as President and Chief Executive Officer, as well as a director, of York International Corporation, a provider of heating, ventilating, air conditioning, and refrigeration products and services, until York was acquired by Johnson Controls. Prior to becoming President and Chief Executive Officer of York, he held other positions at York with increasing responsibility, including serving as President, Executive Vice President and Chief Financial Officer. Mr. Myers previously served as a Senior Manager at KPMG LLP. Mr. Myers serves as a director of The Manitowoc Company, Inc. and is Chair of its Audit Committee and a member of its Corporate Governance and Sustainability Committee. Mr. Myers also serves as a director of The Boler Company (operating as Hendrickson International). Mr. Myers brings to the Board experience in several key areas, including senior management, cybersecurity, accounting and financial controls. The foundation of Mr. Myers’ financial controls and accounting expertise is from when he served as a Senior Manager at KPMG and continued through his service as Chief Financial Officer of York. Mr. Myers has background and experience in finance, accounting and senior management in various segments of large manufacturing companies.

Mr. Ostrander previously served as Chairman, President and Chief Executive Officer of Michael Foods, Inc., a major food service and retail food company that produces products for food service distributors, chain restaurants and retail grocery and club stores. Mr. Ostrander has significant experience negotiating corporate merger and acquisition transactions and has served on the boards of directors of multiple public companies and their audit, compensation and governance committees.

Ms. Ricard is Senior Vice President – Digital Strategy and Transformation of The Mosaic Company, a leading global producer and marketer of concentrated phosphate and potash. Previously, Ms. Ricard was President of Mosaic Fertilizantes, a business segment of The Mosaic Company that produces and sells phosphate and potash-based crop nutrients and animal feed ingredients. Prior to becoming President of Mosaic Fertilizantes, Ms. Ricard led the commercial and supply chain organizations at The Mosaic Company. Ms. Ricard also previously served as Senior Vice President – Human Resources for Mosaic, and, prior to that role, she held various leadership positions since Mosaic’s formation, including Vice President – International Sales and Distribution, Vice President – Business Development and Vice President – Supply Chain. In these positions, she gained substantial experience with executive management, mergers and acquisitions, joint venture transactions, international commerce and supply chain management. Prior to Mosaic’s formation, Ms. Ricard worked for Cargill, Inc., a global producer of agricultural products, in various roles, including supply chain, product management and international sales.

Mr. Singh is Chief Executive Officer of The AZEK Company, a leading manufacturer of building products. Previously, he served in a variety of leadership roles, including international positions at 3M Corporation, a global diversified technology company. Prior to 3M, Mr. Singh spent several years in general management, marketing and account management positions for General Electric Company, a multinational conglomerate, and Arthur Andersen, a professional services firm. In these positions, Mr. Singh gained significant experience in the building products industry and international manufacturing operations.

CORPORATE GOVERNANCE

A.	The Board of Directors

The Company is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance guidelines and principles, known as the Statement of Corporate Governance Guidelines and Principles. The Board also has adopted a Code of Business Conduct and Ethics, which applies to the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and consultants. The Code of Business Conduct and Ethics includes guidelines relating to the ethical handling of conflicts of interest, compliance with laws and other related topics.

B.	Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, as well as the Statement of Corporate Governance Guidelines and Principles and the Code of Business Conduct and Ethics, are available on the Company’s website at www.carlisle.com. These materials are also available in print without charge to any stockholder upon request by contacting the Company in writing at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, Attention: Secretary, or by telephone at (480) 781-5000. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments to, or waivers from, the Code of Business Conduct and Ethics, on the Company’s website at www.carlisle.com. By referring to the Company’s website, www.carlisle.com, or any portion thereof, the Company does not incorporate its website or its contents into this Proxy Statement.

C.	Director Independence

The Board has determined that a substantial majority of the members of the Board are independent under the applicable NYSE rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. In addition to the NYSE rules and the SEC rules, the Board of Directors has adopted director independence standards to assist the Board in determining whether a director has a material relationship with the Company. Under those standards, which are included in the Company’s Statement of Corporate Governance Guidelines and Principles, a director will not be independent if the director or an immediate family member of the director is, or has been within the preceding three years: (i) employed by the Company or received $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (ii) employed by or affiliated with the Company’s independent registered public accounting firm; (iii) part of an interlocking directorate in which an executive officer of the Company served on the compensation committee of another company that employed the director or an immediate family member of the director; or (iv) employed by another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In December 2023, the Board of Directors, with the assistance of the Corporate Governance and Nominating Committee, conducted an evaluation of director independence based on the Company’s director independence standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of the Company, its management and its independent registered public accounting firm, as well as the transactions described below under “—Related Person Transactions.” As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Mr. Koch’s current employment with the Company) all fall below the thresholds in the Company’s director independence standards, the NYSE Rules and the SEC rules. Consequently, the Board of Directors determined that each of Messrs. Adams, Bohn, Collins, Frias, Myers, Ostrander and Singh and Mses. Hansen and Ricard is an independent director under the Company’s director independence standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Corporate Governance and Nominating Committees (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act.

D.	Board Leadership Structure

Mr. Koch, as the Company’s Chair, President and Chief Executive Officer, is responsible for providing the day-to-day leadership of the Company, executing the Company’s strategy, shaping the Company’s corporate vision, developing the operational management of the Company’s businesses, and leading the Company’s strategic direction, the Board’s engagement with stockholders, and the Board’s consideration of key governance matters.

The Board of Directors acknowledges that independent Board leadership is important, and, accordingly, the Company’s Statement of Corporate Governance Guidelines and Principles provides that when the Company’s Chief Executive Officer serves as Chair of the Board, or the Chair is otherwise not considered independent, the independent director then serving as Chair of the Corporate Governance and Nominating Committee will also serve as the Lead Independent Director. The Lead Independent Director’s duties closely parallel the role of an independent Chair of the Board of Directors to provide an appropriate level of independent oversight for Board decisions. Mr. Ostrander, as the Lead Independent Director, has the following responsibilities: (i) chairs all meetings of the Board of Directors at which the Chair is not present and all executive sessions of the Board of Directors; (ii) liaises between the Chair and Chief Executive Officer and the independent directors; (iii) consults with the Chair concerning information to be sent to the Board of Directors, meeting agendas and meeting schedules to ensure appropriate time is provided for all agenda items; (iv) calls meetings of independent directors as required; and (v) is available when appropriate for consultation, including stockholder communications. In addition, the Lead Independent Director presides over an executive session of the independent directors at every regularly scheduled meeting of the Board of Directors. The Board of Directors believes that the existence of a Lead Independent Director, the scope of the Lead Independent Director’s responsibilities and the regularly scheduled executive sessions of the independent directors all support strong corporate governance principles and allow the Board to effectively fulfill its fiduciary responsibilities to stockholders.

In addition, as previously noted, all of the Company’s directors (other than Mr. Koch, the Company’s Chair, President and Chief Executive Officer) and each member of the Audit, Compensation and Corporate Governance and Nominating Committees meet the independence requirements of the Company’s director independence standards, the NYSE rules and the SEC rules. Therefore, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, the selection and evaluation of directors and the development and implementation of the Company’s corporate governance policies and structures. In addition, the Compensation Committee conducts an annual performance review of Mr. Koch and, based upon this review and other considerations, makes recommendations for his compensation for approval by the independent members of the Board.

E.	Board Committees

The Board has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee. Committee members and committee chairs are appointed by the Board of Directors. The members and chairs of these committees are identified in the following table:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robin J. Adams	Chair		X
Robert G. Bohn		X	X
Jonathan R. Collins		X	X
James D. Frias	X	X
Maia A. Hansen	X		X
D. Christian Koch
C. David Myers	X		X
Gregg A. Ostrander		X	Chair
Corrine D. Ricard	X	Chair
Jesse G. Singh	X	X

The Board of Directors has also adopted a committee chair rotation guideline. Under the guideline, each committee chair typically serves for three years, subject to modifications at the discretion of the Board of Directors. The Board of Directors believes that periodically bringing new leadership to each of the committees will enhance the effectiveness of the committees.

Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. Set forth below is a summary of the principal functions of each committee. The full texts of each committee charter are available on the Company’s website at www.carlisle.com.

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its responsibility to oversee the corporate accounting, internal controls and reporting practices of the Company and the quality and integrity of the Company’s financial statements. The Audit Committee also assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements, policies relating to risk assessment and risk management (including with respect to legal and regulatory risk, compliance risk, financial and accounting risk, cybersecurity risk and business continuity risk), material environmental and social issues (including those related to climate and sustainability), the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Board, the independent registered public accounting firm, the internal auditors and the financial management of the Company. During 2023, the Audit Committee held six meetings.

Compensation Committee. The Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives in such a way as to enable the Company to attract and retain executives of the highest quality. The Compensation Committee prepares the report on executive compensation required to be included in the Company’s annual proxy statement in accordance with applicable SEC rules. The Compensation Committee also reviews and recommends to the independent directors on the Board the compensation of the Chief Executive Officer, reviews and approves the compensation of the Company’s other senior executives and assists the Board in its oversight of the Company’s human capital management. During 2023, the Compensation Committee held three meetings.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee assists the Board by identifying individuals qualified to be members of the Board, consistent with criteria approved by the Board, and recommending such individuals be nominated by the Board for election to the Board by the stockholders or be elected by the Board to fill a vacancy or a newly created directorship. The Corporate Governance and Nominating Committee also: (i) develops and recommends to the Board a set of corporate governance principles applicable to the Company that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory and other requirements; (ii) periodically evaluates the performance of the Chief Executive Officer and Chair of the Company, discusses succession planning and recommends a new Chief Executive Officer as appropriate; (iii) oversees the annual evaluation of the performance of the Board and its committees; and (iv) monitors and reviews any other corporate governance matters that the Board may refer to the committee from time to time. During 2023, the Corporate Governance and Nominating Committee held two meetings.

Other Committees. The Board may also establish other committees from time to time as it deems necessary.

F.	Director Meeting Attendance

The Board of Directors held six meetings during 2023. Each incumbent director attended all meetings of the Board and committees of the Board on which the director served during 2023. At the conclusion of each of the regularly scheduled Board meetings, the independent directors meet in executive session without management. Mr. Ostrander, as the Lead Independent Director, presides over these executive sessions.

The Company’s Statement of Corporate Governance Guidelines and Principles provides that members of the Board are expected to attend the Company’s annual meeting of stockholders absent extenuating circumstances. All of the Company’s directors in office at the time attended the Company’s 2023 Annual Meeting of Stockholders.

G.	Director Nomination Process

As more fully described in its charter, the Corporate Governance and Nominating Committee assists the Board by identifying and evaluating individuals qualified to be directors and by recommending to the Board such individuals for nomination as directors. Pursuant to the Company’s Statement of Corporate Governance Guidelines and Principles, director nominees should possess the highest personal and professional integrity, ethics and values, and be committed to representing the long-term interests of the Company’s stockholders. Nominees should also have outstanding business, financial, professional, academic or managerial backgrounds and experience. Each nominee must be willing to devote sufficient time to fulfill his or her duties and should be committed to serve on the Board for an extended period of time.

Under the Company’s Statement of Corporate Governance Guidelines and Principles, in identifying, recruiting and recommending nominees to the Board, the Corporate Governance and Nominating Committee is committed to including for consideration qualified candidates with diverse backgrounds, including diversity of gender, race and ethnicity, and the Corporate Governance and Nominating Committee has consistently included diversity as a desired qualification when conducting searches for director nominees. The Board believes its composition reflects its emphasis on diversity.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from directors, stockholders, management and others, including from time-to-time executive search and board advisory firms. The Corporate Governance and Nominating Committee does not distinguish between director nominees recommended by stockholders and other director nominees. All director nominees, including those recommended by stockholders, are evaluated in accordance with the process described above. Stockholders wishing to suggest candidates to the Corporate

Governance and Nominating Committee for consideration as directors must submit a written notice to the Company’s Secretary following the procedures set forth in this Proxy Statement under “Director Nominations by Stockholders” below.

H.	Director Nominations by Stockholders

Stockholders may nominate directors for election at the Company’s 2025 Annual Meeting of Stockholders by submitting the nominee’s name in accordance with provisions of the Company’s Charter, which require advance notice to the Company and certain other information. Written notice must be received by the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254 not less than 90 days prior to the first anniversary of the date of the Annual Meeting. As a result, any director nominations submitted by a stockholder pursuant to the provisions of the Company’s Charter must be received no later than January 31, 2025.

The notice must contain certain information about the nominee and the stockholder submitting the nomination, as set forth in the Company’s Charter, including: (i) the name, address and qualifications of the stockholder submitting the nomination; (ii) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of the Company of which each such nominee is the “Beneficial Owner” (as defined in the Company’s Charter); and (v) such other information as would be required by the securities laws of the United States and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Company and for whom proxies are solicited by the Board of Directors of the Company, including a representation that the stockholder intends to solicit the holders of Shares representing at least 67% of the voting power of Shares entitled to vote on the election of directors. The presiding officer at the 2025 Annual Meeting of Stockholders may refuse to accept any such nomination that is not in proper form or submitted in compliance with the procedure set forth in the Company’s Charter.

I.	Related Person Transactions

The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and “related persons” (i.e., directors, director nominees and executive officers of the Company or their immediate family members, or stockholders owning more than 5% of the outstanding Shares). The policy covers any such transaction exceeding $120,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved by the Corporate Governance and Nominating Committee, which will approve the transaction only if it determines that the transaction is in the best interest of the Company. In the course of its review and, if appropriate, approval of a related person transaction, the Corporate Governance and Nominating Committee considers all of the relevant facts and circumstances, including the material terms of the transaction, the risks, benefits and costs of the transaction, the availability of other comparable services or products and, if applicable, the impact on a director’s independence. There were no related person transactions in 2023.

J.	The Board’s Role in Risk Oversight

Risk management is a significant component of management’s annual strategic and operating planning processes. The Company has adopted an enterprise risk management program to identify and mitigate enterprise risk. Under the program, each operating business is required to identify risks to its business and prepare a detailed plan to mitigate those risks. The division presidents present the plans to executive management as part of their strategic and operating plans. Over the course of each year, the division presidents provide similar presentations to the Board of Directors at the Board meetings covering the Company’s business plans. Each year, the Board is briefed by senior leadership and reviews and discusses reports on the Company’s ongoing litigation, cybersecurity risks and insurance coverages.

The Compensation Committee, in consultation with the committee’s compensation consultant, periodically reviews the relationship between the Company’s compensation practices and risk. The Compensation Committee has concluded that the Company’s compensation practices are not reasonably likely to have a material adverse effect on the Company and do not encourage inappropriate risk taking. The Compensation Committee’s conclusion was based on the following:

•

Annual cash bonuses at maximum performance levels are capped by the Compensation Committee at 260% of base salary for the Chair, President and Chief Executive Officer, 160% of base salary for the Chief Financial Officer and the General Counsel and 150% of base salary for the other named executive officers.

•	Annual cash bonuses are based on multiple balanced performance metrics.

•

The threshold, target and maximum performance levels for each of the annual cash bonus performance metrics are based on prior year performance adjusted to reflect the current year Company business plan, which has been reviewed and approved by the Board of Directors, and general market expectations. The Company’s Chief Financial Officer participates in the Compensation Committee meetings during which the performance levels are set and the performance results are verified.

•	The annual cash bonus payout curve from threshold to maximum is a straight line (linear) progression.

•

The target grant value of the Company’s long-term, stock-based awards is fixed at 525% of base salary for the Chair, President and Chief Executive Officer, 200% of base salary for the Chief Financial Officer and the General Counsel and 150% of base salary for the other named executive officers.

•

The stock-based awards include a blend of stock options, restricted Shares and performance Shares. Stock options and restricted Shares are subject to three-year vesting periods and performance Shares are earned over a three-year performance period and vest on the third anniversary of the date of grant.

•	The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by the Company’s executives.

•

The Compensation Committee has adopted a clawback policy under which the committee may elect to seek recovery of excess incentive-based compensation, including all cash and stock-based awards under the Company’s Incentive Compensation Program, paid to the Company’s named executives and other executive officers for up to three years prior to a material accounting restatement.

•

In September 2023, the Compensation Committee also adopted a mandatory clawback policy required by the applicable SEC rules and NYSE rules for erroneously awarded incentive-based compensation from Section 16 officers in the event of an accounting restatement, regardless of fault.

•	The Company has adopted guiding principles that govern plan design. The executive compensation program is documented, communicated and monitored on a consistent basis.

The Compensation Committee has and will continue to conduct assessments of the relationship between the Company’s compensation practices and risk periodically and in connection with the adoption of any new material compensation programs or any material changes to existing compensation programs.

The Board believes that its leadership structure supports the Company’s governance approach to risk oversight as the Chair, President and Chief Executive Officer is involved directly in risk management as a member of the Company’s management team, while the Lead Independent Director and the committee chairpersons, in their respective areas, maintain oversight roles as non-management directors.

K.	Director, Officer and Employee Hedging

In accordance with the Company’s Statement of Corporate Governance Guidelines and Principles, no director, officer or employee of the Company, nor any of their respective designees, may purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities of the Company granted to any such director, officer or employee as compensation or held, directly or indirectly, by such director, officer or employee.

L.	Insider Trading Policies and Procedures

The Company has adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.

M.	Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication addressed to such director at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, Attention: Secretary. Stockholders and other interested parties wishing to communicate with Mr. Ostrander, as the Lead Independent Director, or with the independent directors as a group may do so by sending a written communication addressed to Mr. Ostrander at the above address. Any communication addressed to any director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. All such communications are promptly reviewed before being forwarded to the addressee. The Company generally will not forward to directors a communication that the Company determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

N.	Director Refreshment

Under the Company’s Statement of Corporate Governance Guidelines and Principles, a director is required to submit his or her resignation at the Company’s Annual Meeting of Stockholders following the earlier of the date when he or she reaches age 72 or has completed 18 consecutive years of service on the Board. The Company’s retirement policy for directors does not have any exemptions or conditions.

PROPOSAL 2:

ADOPTION OF AMENDMENT TO THE COMPANY’S CHARTER TO

REMOVE THE ADVANCE NOTICE REQUIREMENTS FOR DIRECTOR NOMINATIONS

AND MOVE THEM TO THE COMPANY’S BYLAWS

A.	Background

Subsection D of Article FIFTH of the Company’s Charter sets forth certain advance notice requirements for the Company’s stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders (the “Advance Notice Requirements”).

As part of the Board’s ongoing review of the Company’s corporate governance practices, the Board considered moving the Advance Notice Requirements from the Company’s Charter to the Company’s Bylaws, and of updating the Advance Notice Requirements to address the SEC’s new universal proxy rule in Rule 14a-19 of the Exchange Act and incorporating proxy access procedures, as more fully set forth in Sections 1.08 and 1.09, respectively, of the Amended and Restated Bylaws attached as Appendix B to this Proxy Statement (as amended and restated, the “Updated Advance Notice and Proxy Access Requirements”).

As a result of the Board’s review, the Board has declared advisable and approved, and recommends that the Company’s stockholders adopt, an amendment to Subsection D of Article FIFTH of the Company’s Charter (“Advance Notice Charter Amendment”) included in the proposed amendment and restatement of the Company’s Charter in the form attached as Appendix A to this Proxy Statement to remove the Advance Notice Requirements from the Company’s Charter. If the Advance Notice Charter Amendment is adopted, the Board intends to adopt amendments to the Company’s Bylaws to implement the Updated Advance Notice and Proxy Access Requirements.

B.	Reasons for the Advance Notice Charter Amendment

Advance notice requirements provide companies and their stockholders with advance notice of a stockholder’s intention to nominate directors for election to a company’s board. Currently, the Company’s Advance Notice Requirements are provided in Subsection D of Article FIFTH of the Company’s Charter. These requirements are designed to the give the Board, the Company and the Company’s stockholders sufficient time, and the necessary information, to evaluate potential nominees and make an informed judgment about how to respond, consider and ultimately vote on such nominations. The Company’s Advance Notice Requirements are designed to promote transparency and provide for an orderly stockholder meeting process without materially diminishing stockholder rights.

The Board has determined that removing the Advance Notice Requirements from the Company’s Charter and moving them to the Company’s Bylaws and adopting the Updated Advance Notice and Proxy Access Requirements are in the best interest of the Company and its stockholders. Moving these provisions from the Company’s Charter to the Company’s Bylaws will give the Board and the Company increased flexibility in the design and implementation of these requirements, and allows for them to be amended to reflect current best practices, changes in Delaware law or changes to the Company’s circumstances in a timely manner, rather than necessitating approval by the Board and subsequent adoption by the Company’s stockholders at a meeting of stockholders by a majority vote of outstanding Shares entitled to vote on the matter, as is currently required to amend the Advance Notice Requirements contained in the Company’s Charter. Moving the Advance Notice Requirements from the Company’s Charter to the Company’s Bylaws will give the Board and the Company added flexibility and align the Company with the vast majority of other similarly situated companies.

C.	Description of the Proposed Advance Notice Charter Amendment

The Advanced Notice Requirements are currently provided in Section D of Article FIFTH of the Company’s Charter. If this Proposal 2 is adopted by the Company’s stockholders, the Advance Notice Requirements will be removed from the Company’s Charter, which will instead state that nominations by stockholders for the election of directors shall be made in accordance with the Company’s Bylaws. If the stockholders adopt the Advance Notice Charter Amendment, the Board currently intends to amend the Company’s Bylaws to implement the Updated Advance Notice and Proxy Access Requirements, as more fully described below.

The above description of the Advance Notice Charter Amendment is qualified in its entirety, and should be read in conjunction with, the full text of the proposed Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement. Additions are indicated by underlined text and deletions are indicated by strike-through text. The Company is also proposing in Proposal 3 below to amend the Company’s Charter to reflect recent Delaware law changes regarding officer exculpation, and these proposed amendments are also reflected in the proposed Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement.

D.	Overview of Related Proposed Changes to the Company’s Bylaws

If this Proposal 2 is adopted by the Company’s stockholders, the Board of Directors intends to adopt amendments to the Company’s Bylaws to move the Advance Notice Requirements from the Company’s Charter to the Company’s Bylaws and implement the Updated Advance Notice and Proxy Access Requirements. Among other changes to the Company’s Bylaws, the Updated Advance Notice and Proxy Access Requirements will:

•

Revise the process and information obligations with respect to the Advance Notice Requirements to address the SEC’s new universal proxy rule in Rule 14a-19 of the Exchange Act, establish customary advance notice deadlines, ensure that the Company and other stockholders have comprehensive, relevant information about the proposing stockholder, including information about the full extent of the stockholder’s economic and voting interests in the Company, and about nominees being proposed, and make other updates, as necessary and appropriate, to align the advance notice provisions with practices in place at other similarly situated companies.

•

Incorporate balanced and market-standard proxy access provisions in step with other public companies that have adopted proxy access. The Company’s proxy access provisions will permit a stockholder, or a group of up to 20 stockholders, owning continuously 3% or more of the Company’s outstanding Shares for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in the Company’s Bylaws.

The above description of the Updated Advance Notice and Proxy Access Requirements is qualified in its entirety, and should be read in conjunction with, the full text thereof attached as Appendix B to this Proxy Statement. Additions are indicated by underlined text and deletions are indicated by strike-through text.

E.	Impact of Vote

If the Company’s stockholders approve this Proposal 2, the Company intends to promptly file with the Secretary of State of the State of Delaware an amendment and restatement to the Company’s Charter reflecting the Advance Notice Charter Amendment included in Appendix A to this Proxy Statement, and the Board intends to adopt amendments to the Company’s Bylaws to implement the Updated Advance Notice and Proxy Access Requirements. If the Company’s stockholders do not adopt the Advance Notice Charter Amendment, the Advance Notice Requirements will remain in the Company’s Charter, and the Board will not amend the Company’s Bylaws to implement the Updated Advance Notice and Proxy Access Requirements.

F.	Not Conditioned on Proposal 3

This Proposal 2 is separate from, and is not conditioned on, the approval of Proposal 3 (amendment to the Company’s Charter to reflect recent Delaware law changes regarding officer exculpation). Your vote on Proposal 3 will not affect your vote on this Proposal 2. If this Proposal 2 receives the required vote, but Proposal 3 does not, the Company will file with the Secretary of State of the State of Delaware an amendment and restatement to the Company’s Charter reflecting only the Advance Notice Charter Amendment. If this Proposal 2 and Proposal 3 both receive the required vote, the Company will file with the Secretary of State of the State of Delaware an amendment and restatement to the Company’s Charter reflecting the Advance Notice Charter Amendment and Proposal 3.

The Board of Directors recommends that you vote “FOR” adoption of the Advance Notice Charter Amendment. Unless otherwise specified, proxies will be voted “FOR” the adoption of the Advance Notice Charter Amendment.

PROPOSAL 3:

ADOPTION OF AMENDMENT TO THE COMPANY’S CHARTER TO

REFLECT RECENT DELAWARE LAW CHANGES REGARDING OFFICER EXCULPATION

A.	Background

Subsection A of Article EIGHTH of the Company’s Charter limits the personal liability of the Company’s directors for monetary damages associated with claims of breach of the duty of care in certain instances. The Company’s Charter does not have a similar limitation of liability for officers.

A recent amendment to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) authorizes Delaware corporations to limit the personal liability of certain officers for monetary damages associated with breaches of the duty of care in certain instances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could be provided to directors but could not be provided to officers.

As part of the Board’s ongoing review of the Company’s corporate governance practices, the Board considered amending the Company’s Charter to add provisions exculpating officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care, as now permitted under the DGCL.

As a result of the Board’s review, the Board has declared advisable and approved, and recommends that the Company’s stockholders adopt, an amendment to Subsection A of Article EIGHTH of the Company’s Charter (the “Officer Exculpation Charter Amendment”) included in the proposed amendment and restatement of the Company’s Charter in the form attached as Appendix A to this Proxy Statement to add provisions exculpating officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care.

B.	Reasons for the Officer Exculpation Charter Amendment

The Board has determined that the Officer Exculpation Charter Amendment would reduce the unequal and inconsistent treatment of directors and officers associated with claims related to alleged breach of the duty of care and improve alignment of officers and directors on duty of care responsibilities. The Officer Exculpation Charter Amendment also would better position the Company to continue to attract and retain top management talent by providing its officers with personal liability protection that many similarly situated companies are currently providing to their respective officers.

Consistent with the recent amendment to the DGCL, the Officer Exculpation Charter Amendment only permits exculpation for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the Company). Further, as with the director exculpation provision currently contained in the Company’s Charter, the Officer Exculpation Charter Amendment does not apply to breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct, a knowing violation of law or claims related to any transaction in which the officer derived an improper personal benefit. Therefore, considering the narrow class and type of claims for which officers would be exculpated from liability, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Board has determined that the Officer Exculpation Charter Amendment is in the best interest of the Company and its stockholders.

C.	Description of the Proposed Officer Exculpation Charter Amendment

The text of the proposed Officer Exculpation Amendment, which would modify Subsection A of Article EIGHTH of the Company’s Charter, is reflected in the proposed Amended and Restated Certificate of Incorporation in Appendix A to this Proxy Statement. Additions are indicated by underlined text and deletions are indicated by strike-through text. The Company is also proposing in Proposal 2 above to amend the Company’s Charter to remove the Advance Notice Requirements from the Company’s Charter (the Advance Notice Charter Amendment), and these proposed amendments are also reflected in the proposed Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement.

D.	Impact of Vote

If the Company’s stockholders approve this Proposal 3, the Company intends to promptly file with the Secretary of State of the State of Delaware an amendment and restatement to the Company’s Charter reflecting the Officer Exculpation Charter Amendment included in Appendix A to this Proxy Statement.

E.	Not Conditioned on Proposal 2

This Proposal 3 is separate from, and is not conditioned on, the approval of Proposal 2 (the Advance Notice Charter Amendment). Your vote on Proposal 2 will not affect your vote on this Proposal 3. If this Proposal 3 receives the required vote, but Proposal 2 does not, the Company will file with the Secretary of State of the State of Delaware an amendment and restatement to the Company’s Charter reflecting only the Officer Exculpation Charter Amendment. If this Proposal 3 and Proposal 2 both receive the required vote, the Company will file with the Secretary of State of the State of Delaware an amendment and restatement to the Company’s Charter reflecting the Officer Exculpation Charter Amendment and Proposal 2.

The Board of Directors recommends that you vote “FOR” adoption of the Officer Exculpation Charter Amendment. Unless otherwise specified, proxies will be voted “FOR” the adoption of the Officer Exculpation Charter Amendment.

DIRECTOR COMPENSATION

Director compensation is determined by the Board based on recommendations made by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews director compensation at least every two years and makes recommendations to the Board regarding the form and amount of director compensation, including perquisites and other benefits, and any additional compensation to be paid to the directors for their services. In making its recommendations, the Corporate Governance and Nominating Committee gives due consideration to what is customary compensation for directors of comparable companies, as well as any other factors it deems appropriate that are consistent with the policies and principles set forth in its charter and the Company’s Statement of Corporate Governance Guidelines and Principles.

Elements of the Director Compensation Program

Directors who are employees of the Company receive compensation as employees of the Company but receive no additional compensation for serving as directors. As discussed more fully below, compensation for non-employee directors is based on an annual service period commencing on the date of each Annual Meeting of Stockholders and is composed of the following elements:

•	annual retainer fees, which directors may elect to receive partly in Shares;

•	additional annual fees for committee service and leadership roles;

•	grants of restricted Shares; and

•	eligibility to participate in the Deferred Compensation Plan for Non-Employee Directors.

Compensation Benchmarking

The Corporate Governance and Nominating Committee periodically benchmarks non-employee director compensation to ensure the compensation provided to the Company’s non-employee directors is reasonable and competitive with the market. The most recent benchmarking of non-employee director compensation occurred in May 2022, when Willis Towers Watson, the Company’s compensation consultant, presented a director compensation report to the Corporate Governance and Nominating Committee that concluded that while the Company’s director compensation program was generally aligned with market practices, including the mix of cash and stock-based compensation, the Company’s director compensation was below-market at the 25th percentile. As a result, Willis Towers Watson recommended that the Company increase the amount of cash and stock-based compensation paid to the Company’s directors to an amount that would bring the Company’s total director compensation up to the 50th percentile. After considering the report, the Corporate Governance and Nominating Committee recommended, and the Board agreed, to increase the total amount of cash and stock-based compensation paid to the non-employee directors for the one-year period that commenced on May 4, 2022 to the amounts recommended by Willis Towers Watson, as further described below. These amounts remained the same for the one-year period that commenced on May 3, 2023.

Annual Fees for Board and Committee Service

The Company currently pays an annualized retainer fee of $90,000 to each non-employee director. Each non-employee director may elect to receive one-half of the annual fee in Shares. Directors do not receive meeting attendance fees.

The Company also pays an annual fee for service on the Board’s committees. Each member of the Audit Committee currently receives an annualized fee of $15,000 and each member of the Compensation and Corporate Governance and Nominating Committees currently receives an annualized fee of $10,000. The Chair of the Audit

Committee currently receives an additional annualized fee of $25,000 and the Chair of the Compensation Committee currently receives an additional annualized fee of $20,000. The Chair of the Corporate Governance and Nominating Committee, who also serves as the Lead Independent Director, currently receives an additional annualized fee of $45,000.

Stock-Based Awards

Each non-employee director is eligible to participate in the Incentive Compensation Program. The Incentive Compensation Program provides for the grant of stock options, stock appreciation rights, restricted Shares or units or other stock-based awards to non-employee directors. The Board administers the Incentive Compensation Program with respect to awards to non-employee directors and has the discretionary authority to make all award decisions under the Incentive Compensation Program.

Each non-employee director nominee or continuing non-employee director is currently eligible to receive a grant of restricted Shares under the Incentive Compensation Program on the date of each Annual Meeting of Stockholders having a grant date fair value of approximately $160,000 (prorated with respect to newly-elected non-employee directors) with a vesting period ending the earlier of: (i) one year from the date of grant; or (ii) upon the director’s retirement from the Board upon reaching age 72 or after completing 18 consecutive years of service on the Board. On May 2, 2023, the Board of Directors granted each eligible director an award of 755 restricted Shares having a grant date fair value of approximately $160,000 based on the closing market price of a Share on that date.

Deferred Compensation Plan

Under the Deferred Compensation Plan for Non-Employee Directors maintained by the Company, each non-employee director of the Company is entitled to defer up to 100% of the cash fee payable or restricted Shares awarded to him or her. Each participant in the Deferred Compensation Plan for Non-Employee Directors may direct the “deemed investment” of his or her deferral account among the different investment options offered by the Company from time to time. The investment options currently include a fixed rate fund or Share equivalent units for cash fees deferred and Share equivalent units for restricted Shares deferred. All amounts credited to a participant’s account under the Deferred Compensation Plan for Non-Employee Directors vest as follows: (i) for cash fees deferred, such amounts are always 100% vested; and (ii) for restricted Shares deferred, such amounts vest at the end of the vesting period applicable to the restricted Shares deferred. Amounts credited to a participant’s account will generally be paid, or commence being paid, after the participant terminates service as a director. At the participant’s election, payments of deferred cash fees can be made in a lump sum or in quarterly installments over a 10-year period. Payments of deferred restricted Shares under the Deferred Compensation Plan for Non-Employee Directors will be paid in Shares in a lump sum. Payments of deferred cash fees under the Deferred Compensation Plan for Non-Employee Directors are made in cash from the Company’s general assets.

Stock Ownership Policy

The Board of Directors has adopted a stock ownership policy that requires significant stock ownership by the Company’s non-employee directors. The stock ownership policy requires each non-employee director to own Shares having a market value equal to five times the annual fee amount within five years of him or her becoming a director. Shares for purposes of this policy include Shares, Share equivalent units and any restricted Shares. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the Shares held by a director falls below the ownership level due solely to a decrease in the market value of the Shares. As of December 31, 2023, each of the directors who had been a member of the Board for at least five years as of that date met the policy’s ownership requirement.

Director Compensation Table

The table below sets forth the compensation paid to each non-employee director who served on the Board in 2023.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Robin J. Adams	$140,000	$160,000	$0	$2,301	$302,301
Robert G. Bohn	$110,000	$160,000	$0	$2,301	$272,301
Jonathan R. Collins	$112,500	$160,000	$0	$2,301	$274,801
James D. Frias	$115,000	$160,000	$0	$2,301	$277,301
Maia A. Hansen	$115,000	$160,000	$0	$2,301	$277,301
C. David Myers	$91,250	$160,000	$0	$1,850	$253,100
Gregg A. Ostrander	$155,000	$160,000	$29	$2,301	$317,330
Corrine D. Ricard	$135,000	$160,000	$0	$2,301	$297,301
Jesse G. Singh	$115,000	$160,000	$283	$2,301	$277,584

(1)

The values of the stock awards shown in the table are approximately equal to the grant date fair values of restricted Shares awarded to the directors computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (excluding any effect of estimated forfeitures). On May 2, 2023, each non-employee director serving at that time received a grant of 755 restricted Shares valued at approximately $160,000. These restricted Shares vest on the earlier of one year from the date of grant or upon the director’s retirement from the Board upon reaching the age of 72 or after completing 18 consecutive years of service on the Board. Note 7 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for 2023 contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair values of the awards. The stock awards shown in the table above were the only stock awards outstanding as of December 31, 2023.

(2)	Represents the portion of interest credited on fees deferred under the Deferred Compensation Plan for Non-Employee Directors that is considered “above market” under the SEC rules.

(3)	Represents dividends paid on unvested restricted Shares held by the directors. Non-employee directors receive all dividends paid with respect to the restricted Shares during the vesting period.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains an in-depth discussion and analysis of the Company’s executive compensation policies and practices and the compensation earned by the Company’s executive officers named in the Summary Compensation Table on page 43 of this Proxy Statement (referred to as the “named executives” or the “named executive officers”) under those policies and practices. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for oversight of the Company’s compensation policies and practices for all executive officers of the Company, including the named executives.

As you review this section, you will see that the Compensation Committee has adopted executive compensation policies and practices that: (i) link pay and performance, with the Company’s executives having the opportunity to earn substantial compensation over and above their base salaries based on the Company’s performance or the market value of the Shares; (ii) align the interests of the Company’s executives and stockholders; (iii) are transparent and easy to communicate to the Company’s executives and stockholders; and (iv) provide a valuable retention tool for key executive talent.

A.	Executive Summary

In 2017, management developed Vision 2025, a strategic vision for the Company built on the foundation and core capabilities established over the Company’s long history and based on creating sustainable value for stockholders through repeatable execution of solid plans. A critical factor to achieving the Vision 2025 strategic goals is the contribution of motivated employees. Accordingly, the Company’s annual incentive compensation program continues to be directly linked to key financial goals and awards annual incentive compensation to the named executives based on the Company’s progress toward achieving the Vision 2025 strategic goals for the Company. Building on the success of Vision 2025, in December 2023, the Company announced Vision 2030, the next phase of profitable growth and superior returns following the Company’s pivot from a diversified industrial portfolio to a pure play building products company. The Company’s compensation programs will continue to be linked to the financial goals of Vision 2030.

The executive compensation program provides a further link between executive pay and stockholder interests by including performance Shares and stock options in the long-term, stock-based awards made under the program. The performance Shares are earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over three-year performance periods. The value of the earned performance Shares and the stock options is directly linked to the market value of the Shares. The Company’s stockholders endorsed the executive compensation program at the 2023 Annual Meeting of Stockholders where approximately 87% of the votes represented at the meeting and entitled to vote were cast in favor of a resolution approving the compensation earned by the named executive officers under the program in 2022.

In 2023, the Company remained focused on executing the strategies and key actions to support its objectives by continuing implementation of the Carlisle Operating System, divesting non-strategic assets and investing in new acquisitions, both in support of its emphasis on its building products businesses, and strengthening its management talent. The Company’s operational performance during 2023 produced positive financial results and enabled the Company to return capital to stockholders through increased dividends and Share repurchases.

The table below summarizes the Company’s performance for 2023 and 2022 against the annual incentive performance measures selected by the Compensation Committee for determining the annual incentive compensation for the named executive officers.

Annual Incentive Performance Measures(1)

Performance Measure	2023	2022	Year-over-Year Change Favorable/(Unfavorable)
Sales	$4.582 billion	$5.437 billion	(15.7)%
Operating Income Margin	21.7%	22.7%	(100) bps
Average Working Capital as a % of Sales(2)	18.4%	18.0%	(40) bps
Earnings	$729 million	$880 million	(17.2)%

(1)

The results shown in the table reflect certain adjustments as described on pages 35 through 36 . The Company’s 2022 and 2023 performance measures exclude the results of operations of Carlisle Fluid Technologies, which was divested on October 2, 2023, and the results of Carlisle Interconnect Technologies, which was reclassified to discontinued operations effective July 1, 2023.

(2)

Average working capital (defined as the average of the quarter-end balances of receivables, plus inventory, less accounts payable) as a percentage of annual sales (defined as net sales from continuing operations).

The Compensation Committee established the performance measures on which the 2023 annual incentive awards were based, as described on pages 35 through 36. The performance measures were intended to align with the Company’s Vision 2025 strategic goals. As described in this section, the Compensation Committee took the following actions with respect to the compensation of the Company’s named executive officers in 2023:

•	Increased the base salaries of the named executive officers in line with market conditions, as described on page 34;

•	Paid 2023 annual incentive awards ranging from 21.0% to 130.9% of the target award levels based upon Company-wide and/or Company business unit performance, as described on pages 35 through 36;

•

Based on the Company’s total stockholder return (Share appreciation plus dividends) for the three-year performance period ended December 31, 2023 of 109.26% relative to the average total stockholder return of the companies comprising the S&P MidCap 400 Index® for the same period of 24.27%, paid performance Shares for the three-year performance period that ended in 2023 at 200% of the target award level based on the Company’s total stockholder return during the period ranking in the 93.06th percentile of the S&P MidCap 400 Index®; and

•	Issued long-term incentive awards, as described on pages 37 through 38.

The Company’s stockholders will have the opportunity at the Annual Meeting to provide feedback to the Board of Directors on the Company’s executive compensation program by voting to approve or not approve, on an advisory basis, the compensation earned by the named executive officers under the program in 2023 (the “say-on-pay proposal”). The Compensation Committee encourages all of the Company’s stockholders to carefully review this section, including the compensation disclosure tables below, prior to casting their votes on the say-on-pay proposal included as Proposal 5 in this Proxy Statement.

B.	Roles of Compensation Committee, Compensation Consultant and Executive Officers in Determining Executive Compensation

The Compensation Committee renewed the engagement of Willis Towers Watson as its executive compensation consultant for 2023. Willis Towers Watson provides no services to the Company or its management other than services related to the Company’s executive and non-employee director compensation programs. The Compensation Committee has determined that Willis Towers Watson is independent from the Company and its executive officers and that the services provided by Willis Towers Watson do not raise any conflict of interest.

In September 2023, Willis Towers Watson presented an executive compensation report to the Compensation Committee covering market trends in: (i) executive compensation; (ii) ESG metrics in incentive plans; (iii) potential compensation-related regulatory changes; (iv) pay versus performance disclosures; and (iv) say-on-pay votes and the respective implications for the Company’s executive compensation program.

The Compensation Committee also receives input from Company management in connection with the administration of the Company’s executive compensation program for 2023. In December 2022, Mr. Zdimal, the Company’s Vice President and Chief Financial Officer, provided information and analysis to the Compensation Committee about the financial performance of the Company for 2022 and each of the Company’s operating businesses for which a named executive officer was responsible. Mr. Koch, the Company’s Chair, President and Chief Executive Officer, recommended base salary increases for the named executive officers (other than for himself), and the Compensation Committee approved the recommendations. In addition, the Compensation Committee received input about the refinements made to the performance measures, the threshold, target and maximum performance levels for the performance measures, and the weighting of each performance measure.

C.	Philosophy and Material Elements of Executive Compensation Program; 2023 Compensation Actions

The material elements of the total direct compensation provided to executives under the Company’s executive compensation program are: (i) base salary; (ii) an annual cash bonus opportunity expressed as a percentage of each executive’s base salary; and (iii) a long-term, stock-based award, the expected value of which is also expressed as a percentage of base salary. While each element of compensation paid to executive officers is significant, the annual cash bonus and the long-term, stock-based award have the potential to be the largest amounts of the total compensation paid to executive officers.

The following table shows the guiding principles for the Company’s executive compensation program and how the program complies with these principles:

Principle	How the Program Complies
Provide competitive total direct compensation opportunity.

•  Executive total direct compensation opportunity is managed between the first and third quartiles of companies similar in size to the Company.

•  The total direct compensation opportunity within the range varies by executive.

•  Performance-based pay opportunity (short-and long-term incentives) plays a predominant role in competitive total pay positioning.

Reward performance that is consistent with key strategic and stockholder goals.

•  Annual incentive plan incorporates earnings and other financial measures aligned with stockholder interests.

•  Performance Share awards incorporate total stockholder return as a performance measure.

•  Inappropriate risk taking is not encouraged.

Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.	• Annual incentive plan incorporates corporate and operating business and division level performance measures.

Principle	How the Program Complies
Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance.

•  Executive compensation program provides a mix of base salary, annual incentives tied to performance and stock-based awards with vesting restrictions.

•  Performance Share awards incorporate total stockholder return as a performance measure.

Be transparent, simple to administer and easy to communicate.	• Formula-based structure includes pre-set performance measures, weightings and timing.

Compensation Benchmarking

The Compensation Committee periodically benchmarks executive compensation to ensure the compensation provided to the Company’s executive officers is reasonable and competitive with the market. The Executive Compensation Competitiveness Review (the “Compensation Report”) presented to the Compensation Committee in September 2023 by Willis Towers Watson benchmarked the total pay arrangements of the Company’s executive officers through a competitive market analysis and found that total direct compensation to the executive officers is aligned with the Company’s compensation philosophy of managing total direct compensation between the first and third quartiles of companies of similar size. Willis Towers Watson considers any individual variation in total direct compensation within 20% of target market positioning within a competitive range. The Compensation Report also noted other important factors when evaluating pay levels beyond market data, including an individual’s: (i) performance; (ii) experience or tenure in position; (iii) contribution to the success of the business; (iv) strategic impact; and (v) retention risk. Any variation above or below the guidelines is within reason and explained by experience, strategic impact and scope of executive responsibility. For purposes of its analysis, Willis Towers Watson used data from its 2023 U.S. General Industry Executive Compensation Survey, aged to September 1, 2023 and size-adjusted using linear regression analysis, to predict market rates for an organization of the Company’s size based on total Company or business unit revenues, as appropriate.

Base Salaries

Base salaries provide a baseline level of compensation to executive officers for carrying out the day-to-day duties and responsibilities of their positions.

The Compensation Committee reviews and adjusts base salary levels each year. During the review and adjustment process, the Compensation Committee considers:

•	the duties and responsibilities of each executive officer position;

•	the executive officer pay relative to the base salaries of senior officers and other employees of the Company; and

•	whether the base salary levels are competitive, based on a comparison of the current base salary with the market base salary.

The Compensation Committee reviews the named executive officer base salaries in December each year. Any base salary increases approved in December become effective for the succeeding year.

In December 2022, the Compensation Committee approved 2023 base salary increases for the Company’s named executives (other than Mr. Selbach) based generally on trends in the market indicating salary increases in the range of 4% to 6%. Effective January 1, 2023, Mr. Selbach was promoted to Executive Vice President, Secretary and General Counsel. In recognition of Mr. Selbach’s new position and retention, the Compensation Committee reviewed and increased Mr. Selbach’s base salary by 12%.

2023 Annual Incentive Awards

Annual incentive compensation calculated under the Incentive Compensation Program is based on the overall performance of the Company or a Company business unit compared to pre-established performance measures.

For 2023, the Compensation Committee first established a target annual incentive award expressed as a percentage of each named executive’s base salary. The 2023 target awards were 130% of base salary for Mr. Koch, 80% of base salary for Messrs. Zdimal and Selbach and 75% of base salary for Messrs. Berlin and Ready.

The Compensation Committee then selected the performance measures on which the 2023 annual incentive awards would be based. The measures adopted for 2023 annual incentive awards available to Messrs. Koch, Zdimal and Selbach were the Company’s consolidated: (i) sales; (ii) operating income margin; (iii) average working capital as a percentage of sales; and (iv) earnings. The measures adopted for 2023 annual incentive awards available to the other named executive officers were: (i) sales; (ii) operating income margin; (iii) average working capital as a percentage of sales, each as reported by their respective business units; and (iv) the Company’s consolidated earnings. The Compensation Committee believes that each of these respective performance measures tracks whether the Company and its core businesses are operating efficiently and with a view toward long-term, sustainable growth. The Compensation Committee believes that superior performance under these measures will ultimately benefit the Company’s stockholders through increased profits, dividends and Share value.

Finally, the Compensation Committee established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target annual incentive award would be paid for threshold level performance, 100% of the target annual incentive award would be paid for target level performance and 200% of the target annual incentive award would be paid for performance at or above the maximum level. Under the program adopted by the Compensation Committee, the Company’s performance under each of the measures was independently determined from the other measures, so that an annual incentive award was determined for the actual level of performance under each measure. The annual incentive awards under each measure were then combined to determine the aggregate annual incentive award.

The Compensation Committee approved threshold, target and maximum performance levels for 2023 based on the Company’s 2022 adjusted performance. The tables below show the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for 2023 as well as the Company’s adjusted performance in 2023 and 2022. All of the performance levels for the consolidated Company and Consolidated Earnings for Carlisle Interconnect Technologies, Inc. (“CIT”) and Carlisle Weatherproofing Technologies (“CWT”) initially established for 2023 were adjusted to exclude the results of CIT (reclassified to discontinued operations effective July 1, 2023) and Carlisle Fluid Technologies, Inc. (“CFT”) (sold on October 2, 2023). In addition, the performance levels for sales, operating income margin and average working capital as a percentage of sales for CWT initially established for 2023 were adjusted to exclude the results of Ultimate RB which was divested in the first quarter of 2023. The results shown below for both 2023 and 2022 reflect the Company’s publicly reported results, excluding results of operations of acquisitions made and dispositions completed (including the associated acquisition and disposal costs incurred during the respective year) as well as results of operations of businesses reclassified to discontinued operations in 2023. The 2023 results have also been adjusted to exclude: (i) asset impairment charges of approximately $1.4 million (pre-tax) at CWT and approximately $700,000 (pre-tax) at CIT; (ii) restructuring costs of approximately $5.0 million (pre-tax) at Carlisle Construction Materials (“CCM”), approximately $500,000 (pre-tax) at CWT and approximately $7.0 million (pre-tax) at CIT; and (iii) accounts payable of approximately $20 million at CWT for a purchase accounting adjustment in connection with the Henry acquisition. The 2022 results were adjusted to exclude approximately $28.0 million (pre-tax) in asset impairment charges at CWT, approximately $6.2 million (pre-tax) in restructuring charges and facility rationalization costs at CWT, CIT and CFT, approximately $0.3 million (pre-tax) in casualty losses at CWT and approximately $1.4 million in casualty insurance recoveries at CFT. The Compensation Committee approved the adjustments because they are generally nonrecurring or were not anticipated when the respective performance measures were approved at the beginning of the year.

2023 Consolidated Company Performance Measures

For Messrs. Koch, Zdimal and Selbach

		Performance Levels Established by the Compensation Committee			Adjusted Performance
Performance Measure	Weight	Threshold	Target	Maximum	2023	2022
Sales	25%	$5.413 billion	$5.575 billion	$5.792 billion	$4.582 billion	$5.437 billion
Operating Income Margin	20%	22.5%	23.0%	23.5%	21.7%	22.7%
Average Working Capital as a % of Sales	15%	19.1%	18.6%	18.1%	18.4%	18.0%
Earnings	40%	$843 million	$932 million	$977 million	$729 million	$880 million

2023 CIT Performance Measures

For Mr. Berlin

		Performance Levels Established by the Compensation Committee			Adjusted Performance
Performance Measure	Weight	Threshold	Target	Maximum	2023	2022
Business Unit Sales	35%	$845 million	$871 million	$905 million	$886 million	$845 million
Business Unit Operating Income Margin	40%	4.6%	5.1%	5.6%	9.4%	5.1%
Business Unit Average Working Capital as a % of Sales	15%	32.2%	31.7%	31.2%	33.0%	31.7%
Consolidated Earnings	10%	$843 million	$932 million	$977 million	$729 million	$880 million

2023 CWT Performance Measures

For Mr. Ready

		Performance Levels Established by the Compensation Committee			Adjusted Performance
Performance Measure	Weight	Threshold	Target	Maximum	2023	2022
Business Unit Sales	35%	$1.528 billion	$1.573 billion	$1.634 billion	$1.328 billion	$1.552 billion
Business Unit Operating Income Margin	40%	10.5%	11.0%	11.5%	14.8%	10.1%
Business Unit Average Working Capital as a % of Sales	15%	19.2%	18.7%	18.2%	18.6%	17.0%
Consolidated Earnings	10%	$843 million	$932 million	$977 million	$729 million	$880 million

Based on the performance measures established by the Compensation Committee for 2023 and the Company’s adjusted performance (and, when applicable, the adjusted performance of CIT and CWT), the named executives earned 2023 annual incentive awards as follows:

Name	2023 Annual Incentive Award ($)(1)	2023 Annual Incentive Award (% of base salary)	2023 Annual Incentive Award (% of target incentive award)
Mr. Koch	$382,200	27.3%	21.0%
Mr. Zdimal	$110,000	16.8%	21.0%
Mr. Berlin	$761,800	98.2%	130.9%
Mr. Ready	$441,000	73.5%	98.0%
Mr. Selbach	$110,000	16.8%	21.0%

(1)	This amount is also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 43.

2023 Long-Term, Stock-Based Awards

The Compensation Committee makes annual stock-based awards each year at its first regularly scheduled meeting held in January or February. All stock-based awards are made under the Incentive Compensation Program, which imposes certain restrictions, as described below, on the terms of the awards.

In February 2023, the Compensation Committee awarded stock options, performance Shares and time-vested restricted Shares to the named executives in the amounts shown in the Grants of Plan-Based Awards Table on page 45. The number of Shares included in the 2023 awards was determined using a formula-based approach. First, the Compensation Committee established a target award opportunity for 2023, expressed as a percentage of base salary, for the named executives based on each executive’s position and the long-term incentive award market range for that position: 525% of base salary for the Chair, President and Chief Executive Officer, 200% of base salary for the Chief Financial Officer and the General Counsel and 150% of base salary for the other named executives.

The Compensation Committee then determined the appropriate blend of the types of equity awards to be included in each named executive’s stock-based award. For 2023, the Compensation Committee elected to use a blend of stock options, performance Shares and time-vested restricted Shares (each weighted one-third of a named executive’s target award opportunity) for all the named executives (other than Mr. Selbach) to support the Company’s pay-for-performance programs and the alignment of executive and stockholder interests. The Compensation Committee did not include stock options having a 10-year term in Mr. Selbach’s annual stock-based awards due to his contemplated retirement within the 10-year option term. For this reason, Mr. Selbach’s award was comprised solely of time-vested restricted Shares. For purposes of calculating the number of stock options, performance Shares and time-vested restricted Shares included in each named executive’s stock-based award, the Compensation Committee used the Black-Scholes-Merton option pricing model for valuing stock options and the closing market price of a Share on the date of grant for valuing performance Shares and time-vested restricted Shares.

All employees awarded stock options, performance Shares and restricted Shares are subject to a non-competition agreement that prohibits the employee from competing with the Company for one year following his or her termination of employment.

The stock options awarded in February 2023 will vest in equal annual installments over three years. The time-vested restricted Shares awarded in February 2023 will become vested on the third anniversary of the award date.

The performance Shares awarded in February 2023 will become vested on the third anniversary of the award date and will be earned based on the total return to the Company’s stockholders (Share appreciation measured using the average of the closing market prices for a Share for the first 10 and last 10 trading days of the performance period plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance period ending December 31, 2025 in accordance with the following table:

Relative Total Stockholder Return	Percentage of Performance Shares Earned
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or above	200%

If the Company’s total stockholder return falls between the 25th and 50th percentiles or between the 50th and 75th percentiles, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three-year performance period and will be paid on performance Shares that are earned.

The Compensation Committee included stock options in the awards to encourage the named executives to increase stockholder value over the 10-year term of the options. The Compensation Committee included time-vested restricted Shares in the awards not only to encourage the named executives to increase stockholder value but also, where applicable, to remain employed with the Company. The Compensation Committee added performance Shares to further link executive compensation to the performance of the Company and to align the interests of the executives with the Company’s stockholders.

The Incentive Compensation Program contains certain restrictions on the terms of all stock-based awards. For example, all stock options must be granted with an option exercise price that is equal to or greater than the fair market value of the Shares on the date of award. The Incentive Compensation Program also expressly prohibits resetting the option exercise price of stock options. These restrictions ensure that any options awarded under the Incentive Compensation Program will have value to the executives only if the market price of the Shares increases after the date of the award.

The Compensation Committee grants annual stock-based awards, including stock options, each year at its first regularly scheduled meeting held in January or February to coincide with compensation adjustments effective at the beginning of each year. The Compensation Committee is aware that the meeting during which it makes such annual stock-based awards precedes the date the Company releases its fourth quarter and annual financial results. While the Company does not time the release of its fourth quarter and annual financial results for the purpose of affecting the value of executive compensation, the Compensation Committee recognizes that the release could affect the market value of the Company’s stock and the underlying value of the stock-based awards made to executives at the meeting. The Compensation Committee believes that executives will not necessarily gain over the long run from the short-term benefit of a positive release because the Company’s stock price fluctuates over time and because all of the awards have multi-year vesting schedules and stock options have historically been held for several years prior to exercise. In addition, any gain from a positive benefit in some years will be offset by earnings releases in other years that negatively affect the market value of the Shares.

Stock Ownership Policy

The Compensation Committee believes that ownership of Shares by executive officers aligns their interests with those of the Company’s stockholders, enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company and focuses executives on building stockholder value over the long term. Therefore, the Compensation Committee maintains a stock ownership policy for the Company’s executive officers, including the named executive officers.

The policy, which is applicable to all of the Company’s Section 16 officers, has the following ownership requirements:

Executive	Ownership Requirement
Chief Executive Officer	10 times previous year base salary
Other Named Executive Officers	5 times previous year base salary
Remaining Section 16 Officers	3 times previous year base salary

The policy also has a retention requirement under which an executive officer must retain at least one-half of the after-tax value realized from the vesting of restricted Shares, the exercise of stock options or the receipt of earned performance Shares until the executive officer has satisfied the policy’s ownership requirement. Each executive officer subject to the policy has five years from first becoming subject to the policy to attain the ownership requirement and once the ownership requirement is met, no further accumulation is required in the event the value of the Shares falls below the ownership requirement due solely to a decrease in the market value of the Shares.

Ownership for purposes of the policy includes Shares owned directly or under an employee benefit plan, all restricted Shares and all Shares deferred under the Nonqualified Deferred Compensation Plan. Ownership does not include any performance Share awards or any Shares subject to stock options. As of February 29, 2024, the Chair, President and Chief Executive Officer, the other named executive officers and each of the remaining individuals who had been a Section 16 officer for at least five years as of that date met the policy’s ownership requirement.

D.	Retirement and Other Benefits

Retirement and Group Insurance Benefits

The Company provides retirement, health and welfare and other benefits to its executive officers. The Company sponsors the 401(k) Plan, a tax-qualified, defined contribution retirement plan, for the benefit of substantially all of its U.S.-based employees, including the named executives. The 401(k) Plan encourages saving for retirement by enabling participants to save on a pre-tax or an after-tax basis and by providing Company matching contributions.

The Company also sponsors the Retirement Plan for Employees of Carlisle, LLC (the “Retirement Plan”), a tax-qualified, defined benefit retirement plan that provides retirement income to eligible employees following their retirement from the Company. The Pension Benefits Table on page 49 shows the lump sum present value as of December 31, 2023 of the accumulated benefit earned by the named executives participating in the Retirement Plan.

Section 401(a)(17) of the Internal Revenue Code (the “Code”) limits the amount of annual compensation that tax-qualified plans like the 401(k) Plan and the Retirement Plan may take into account for purposes of determining contributions and benefits. The limit for 2023 was $330,000 and it is subject to adjustment annually for cost-of-living increases. For 2024, the limit is $345,000. The Company maintains the Carlisle, LLC Supplemental Pension Plan (the “Supplemental Pension Plan”) to provide benefits to certain Retirement Plan participants whose benefits are limited by Section 401(a)(17) of the Code and to certain senior management employees who were employed on or after January 1, 2005 and are not eligible to participate in the Retirement Plan. The Pension Benefits Table on page 49 also shows the lump sum present value as of December 31, 2023 of the accumulated benefit earned by the named executives under the Supplemental Pension Plan.

As part of the Nonqualified Deferred Compensation Plan, the Company sponsors a supplemental 401(k) Plan to provide covered officers, including the named executives, the opportunity to defer base salary and annual incentive compensation that could not be deferred under the 401(k) Plan due to the Code limitations that apply to the 401(k) Plan. The Company provides a matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the supplemental 401(k) Plan. Each participant in the supplemental 401(k) Plan may direct the deferrals of base salary or annual incentive compensation and the matching contributions among the different investment options offered by the Company from time to time. The investment options currently include a fixed rate fund and various stock index funds. All amounts credited to a participant’s account under the supplemental 401(k) Plan are 100% vested and will be paid in a lump sum or installments in accordance with the participant’s election after the participant terminates employment with the Company. A participant may also elect to receive one or more in-service distributions.

The named executives also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees. Except for supplemental long-term disability insurance, the named executives do not receive better insurance programs, vacation schedules or holidays, and perquisites are limited.

Post-Termination Employment Benefits

The Company has not entered into an employment agreement with any executive officer that provides severance or other benefits following their resignation, termination, retirement, death or disability, except for agreements with certain named executive officers that provide severance benefits in the event of a termination of their employment following a change of control of the Company (the “change of control agreements”). The change of control agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting Shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated its efforts to effect a change of control or until a change of control has occurred. The Company believes that the change of control agreements protect the interests of the Company’s stockholders by providing financial incentives to executives to represent the best interests of the Company and its stockholders during the periods immediately preceding and following a change of control.

In connection with the change of control agreements with Messrs. Koch and Berlin, in the event of any termination of their employment (including due to their resignation) within three years after a change of control (other than due to their death or disability or after their attaining age 65), the change of control agreements provide that they will be entitled to receive three years’ compensation, including bonus, retirement benefits equal to the benefits they would have received had they completed three additional years of employment, continuation of all life, accident, health, savings and other fringe benefits for three years and relocation assistance. The three-year benefit period is reduced if they terminate within three years of the date that they would attain age 65. The severance benefit for Mr. Selbach under his change of control agreement was phased out based on his attaining age 65 in 2020. In addition, the change of control agreements with Messrs. Koch, Berlin and Selbach provide that, notwithstanding death, disability or attainment of age 65, they will become fully vested in all outstanding stock option and restricted Share awards. If any payments to Messrs. Koch, Berlin or Selbach are considered excess “parachute payments” under Section 280G of the Code and the amount of the excess payments is more than 115% of the safe harbor amount determined under Section 280G, then the Company is required to provide a tax gross up for the excise taxes the executive would be required to pay with respect to the excess payments. In the event the amount of the excess payments does not exceed 115% of the safe harbor amount, then the payments to the executive will be reduced by the amount of such excess payments.

In September 2012, the Compensation Committee determined that any future change of control agreements would provide severance benefits only in the event an executive is terminated without cause or resigns with good reason within three years after a change of control and the severance benefits would not be reduced based on the executive’s age. In addition, the Company would not provide any tax gross up for excise taxes assessed against any excess parachute payments. The change of control agreements with Messrs. Zdimal and Ready contain these revised terms.

The Potential Payments Upon Termination or Change of Control Table on page 50 shows the estimated amounts that would have been payable to the named executives had their employment with the Company terminated as a result of a change of control or otherwise on December 31, 2023.

Tax and Accounting Considerations

Although the Compensation Committee considers tax deductibility and other tax and accounting considerations in making its compensation program decisions, the Compensation Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible, and instead the Compensation Committee’s primary consideration is whether the applicable compensation aligns with the Company’s executive compensation principles.

E.	Clawback Policies

The Compensation Committee has adopted a clawback policy under which the Compensation Committee may elect to seek recovery of excess incentive-based compensation, including all cash and stock-based awards under the Company’s Incentive Compensation Program, paid to the Company’s named executives and other executive officers for up to three years prior to a material accounting restatement.

In September 2023, the Compensation Committee also adopted a mandatory clawback policy required by the applicable SEC rules and NYSE rules for erroneously awarded incentive-based compensation from Section 16 officers in the event of an accounting restatement, regardless of fault. A copy of the Company’s mandatory clawback policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for 2023.

F.	Conclusion

The Compensation Committee has reviewed all components of the Chair, President and Chief Executive Officer’s and the other named executives’ compensation, including salary, annual and long-term incentive compensation, accumulated realized and unrealized stock option and restricted Share gains and the dollar value of all perquisites and other personal benefits as well as the Company’s obligations under its pension plans. Based on this review, the Compensation Committee finds the Chair, President and Chief Executive Officer’s and the other named executives’ total compensation, in the aggregate, to be reasonable and appropriately linked to the Company’s performance. The Compensation Committee therefore recommends that stockholders vote “FOR” the say-on-pay proposal included as Proposal 5 in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for 2023.

CARLISLE COMPANIES INCORPORATED COMPENSATION COMMITTEE

Corrine D. Ricard, Chair Robert G. Bohn Jonathan R. Collins James D. Frias Gregg A. Ostrander Jesse G. Singh

COMPENSATION TABLES AND OTHER MATTERS

A.	Executive Officer Compensation Disclosure Tables

Summary Compensation Table—This table shows the base salary, annual incentive award and all other compensation paid to the named executives. The table also shows the grant date fair values of the stock option, restricted Share and performance Share awards made to the named executives and the increase in the present value of the retirement benefit for each named executive.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
D. Christian Koch, Chair, President and Chief Executive Officer	2023	$1,400,000	$0	$6,047,757	$2,432,647	$382,200	$365,745	$400,737	$11,029,086
	2022	$1,330,000	$0	$4,758,065	$2,029,110	$2,939,300	$75,611	$385,840	$11,517,926
	2021	$1,275,000	$0	$4,550,571	$1,904,761	$3,049,800	$47,032	$215,240	$11,042,404
Kevin P. Zdimal, Vice President and Chief Financial Officer	2023	$655,000	$0	$2,039,341	$433,699	$110,000	$212,192	$98,633	$3,548,865
	2022	$609,673	$0	$1,902,805	$432,011	$800,400	$1,702	$80,598	$3,827,189
John E. Berlin, President, CIT	2023	$776,000	$0	$956,865	$385,098	$761,800	$348,633	$63,808	$3,292,204
	2022	$746,000	$0	$1,274,230	$383,606	$1,119,000	$30,438	$52,576	$3,605,850
	2021	$724,000	$0	$1,233,751	$364,600	$406,700	$54,867	$52,077	$2,835,995
Frank J. Ready, President, CWT	2023	$600,000	$0	$740,099	$297,913	$441,000	$46,143	$25,654	$2,150,809
	2022	$577,125	$0	$696,956	$296,868	$735,800	$5,449	$16,035	$2,328,233
Scott C. Selbach, Executive Vice President, Secretary & General Counsel	2023	$655,000	$0	$1,309,489	$0	$110,000	$150,281	$135,655	$2,360,425
	2022	$586,000	$0	$1,001,180	$301,345	$747,200	$115,681	$109,094	$2,860,500
	2021	$563,000	$0	$957,881	$283,487	$776,900	$45,918	$91,825	$2,719,011

(1)

The amounts in these columns do not reflect the actual value the named executives will realize from the stock option, restricted Share and performance Share awards made to the executives. The amounts presented in the table are the grant date fair values of the equity-based awards computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (excluding any effect of estimated forfeitures).

The “Stock Awards” column includes the grant date fair values of performance Shares awarded to the named executive officers. The performance Shares are earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance period ending December 31, 2023 (for the performance Shares awarded in 2021), December 31, 2024 (for the performance Shares awarded in 2022) and December 31, 2025 (for the performance Shares awarded in 2023). The terms of the performance Share awards are described on pages 37 through 38. The “Stock Awards” column for 2023 includes the following grant date fair values of the performance Share awards: Mr. Koch, $3,598,110; Mr. Zdimal, $1,602,845; Mr. Berlin, $569,286; Mr. Ready, $440,322; and Mr. Selbach, $0. The grant date fair value of $368.47 for the performance Shares was determined using the $250.86 closing market price of a Share on the grant date and a Monte Carlo simulation and assumptions regarding the future performance of the Shares and the stock of the S&P MidCap 400 Index® companies, including expected volatility, risk-free interest rates, correlation coefficients and dividend reinvestment. The grant date values of the performance Share awards assuming the maximum number of performance Shares would be earned at the end of the three-year performance period based on the closing market price of a Share on the grant date would have been as follows: Mr. Koch, $4,899,296; Mr. Zdimal, $2,182,482; Mr. Berlin, $775,157; Mr. Ready, $599,555; and Mr. Selbach, $0.

Note 7 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for 2023 contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair values of the stock and option awards.

(2)

Represents the sum of: (i) the aggregate increase in the actuarial present value of the accumulated benefit under the Retirement Plan and the Supplemental Pension Plan; and (ii) the portion of interest credited on compensation deferred under the Company’s supplemental 401(k) Plan that is considered “above market” under the SEC rules as follows:

Name	Change in Present Value of Retirement Plan and Supplemental Pension Plan Benefits for 2023	“Above Market” Supplemental 401(k) Plan Earnings for 2023	Total
Mr. Koch	$365,105	$640	$365,745
Mr. Zdimal	$211,296	$896	$212,192
Mr. Berlin	$348,633	$0	$348,633
Mr. Ready	$46,143	$0	$46,143
Mr. Selbach	$142,847	$7,434	$150,281

(3)	The amounts presented in this column for 2023 consist of the following (all amounts presented below equal the actual cost to the Company of the particular benefit or perquisite provided):

	Mr. Koch	Mr. Zdimal	Mr. Berlin	Mr. Ready	Mr. Selbach
Matching Contributions to the 401(k) & HSA Plans	$13,200	$14,700	$13,200	$14,700	$15,100
Matching Contributions to the Supplemental 401(k) Plan	$173,572	$58,216	$0	$0	$56,088
Physical Examination	$4,988	$2,831	$6,188	$0	$5,975
Reimbursement of Tax Return Preparation and Financial Advisory Services Fees	$40,795	$3,031	$4,716	$0	$4,719
Charitable Contribution Made by the Company in the Name of the Executive under the Carlisle Matching Gifts for Education Program	$40,000	$0	$0	$0	$12,500
Supplemental Long-Term Disability Insurance	$28,182	$3,503	$8,552	$2,970	$4,121
Dividends on Unvested Restricted Shares	$100,000	$16,352	$31,152	$7,984	$37,152
Total	$400,737	$98,633	$63,808	$25,654	$135,655

Grants of Plan-Based Awards Table—This table presents the threshold, target and maximum annual incentive awards the named executives could have earned for 2023 and the restricted Shares, performance Shares and stock options awarded to the named executives during 2023. The annual incentive awards earned by the named executives for 2023 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Koch		$910,000	1,820,000	$3,640,000
	01/31/2023							9,765			$2,499,648
	01/31/2023				4,883	9,765	19,530				$3,598,110
	01/31/2023								32,785	$250.86	$2,432,647
Mr. Zdimal		$262,000	$524,000	$1,048,000
	01/31/2023							1,740			$436,496
	01/31/2023				2,175	4,350	8,700				$1,602,845
	01/31/2023								5,845	$250.86	$433,699
Mr. Berlin		$291,000	$582,000	$1,164,000
	01/31/2023							1,545			$387,579
	01/31/2023				773	1,545	3,090				$569,286
	01/31/2023								5,190	$250.86	$385,098
Mr. Ready		$225,000	$450,000	$900,000
	01/31/2023							1,195			$299,778
	01/31/2023				598	1,195	2,390				$440,322
	01/31/2023								4,015	$250.86	$297,913
Mr. Selbach		$262,000	$524,000	$1,048,000
	01/31/2023							5,220			$1,309,489
	01/31/2023				0	0	0				$0
	01/31/2023								0	$250.86	$0

(1)

The performance Shares will be earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance period ending December 31, 2025 in accordance with the following table:

Relative Total Stockholder Return	Percentage of Performance Shares Earned
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or above	200%

If the Company’s total stockholder return falls between the 25th and 50th percentiles or between the 50th and 75th percentiles, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three-year performance period and will be paid on performance Shares that are earned. In the event the named executive’s employment is terminated without cause or the named executive resigns with good reason within three years after a change of control of the Company, outstanding performance Shares will be earned at the maximum level. The performance Shares held by a named executive will remain outstanding and will be earned based on the Company’s relative total stockholder return performance in the event of a termination of employment of the named executive by the Company without cause.

(2)

The Shares become vested on January 31, 2026, or, if earlier, on the date the named executive officer terminates employment due to death or disability, upon the named executive officer’s retirement at or after age 65, in the event a named executive officer’s employment is terminated by the Company without cause prior to the originally scheduled vesting date or in accordance with the named executive officer’s change of control agreement. The named executives receive all dividends paid with respect to the restricted Shares during the vesting period.

(3)

The option awards become vested and exercisable in three equal annual installments beginning upon the first anniversary of the date of grant, or, if earlier, on the date the named executive officer terminates employment due to death or disability, upon the named executive officer’s retirement at or after age 65, or in accordance with the named executive officer’s change of control agreement, under which, in all such cases, the options remain exercisable until the expiration of the 10-year term of the options. If the Company terminates the employment of the named executive without cause, the options will continue to become exercisable in accordance with the vesting schedule set forth in the award agreement and remain exercisable until the expiration of the 10-year term of the options.

(4)	See Footnote 1 to the Summary Compensation Table for a description of how the grant date fair values of the Share and stock option awards were determined.

Outstanding Equity Awards at Fiscal Year-End Table—This table presents information about unvested restricted Share, stock option and performance Share awards held by the named executives on December 31, 2023.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Mr. Koch	0	32,785(5)	0	$250.86	1/30/2033	31,250	$9,763,438	62,500	$19,526,875

	12,087	24,173(6)	0	$222.35	2/7/2032

	39,060	19,530(7)	0	$150.00	2/1/2031

	60,920	0	0	$161.41	2/3/2030

Mr. Zdimal	0	5,845(5)	0	$250.86	1/30/2033	5,110	$1,596,517	25,550	$7,982,587

	2,573	5,147(6)	0	$222.35	2/7/2032

	4,583	2,292(7)	0	$150.00	2/1/2031

	7,225	0	0	$161.41	2/3/2030

	7,370	0	0	$110.79	2/4/2029

Mr. Berlin	0	5,190(5)	0	$250.86	1/30/2033	9,735	$3,041,506	11,280	$3,524,210

	2,285	4,570(6)	0	$222.35	2/7/2032

	7,477	3,738(7)	0	$150.00	2/1/2031

	11,785	0	0	$161.41	2/3/2030

Mr. Ready	0	4,015(5)	0	$250.86	1/30/2033	2,495	$779,513	4,990	$1,559,026

	1,768	3,537(6)	0	$222.35	2/7/2032

Mr. Selbach	1,795	3,590(6)	0	$222.35	2/7/2032	11,610	$3,627,312	6,390	$1,996,428

	5,813	2,907(7)	0	$150.00	2/1/2031

	6,047	0	0	$161.41	2/3/2030

	4,162	0	0	$110.79	2/4/2029

(1)	The restricted Shares became (or will become, as applicable) vested as follows:

	Number of Shares Becoming Vested On:

Name	February 2, 2024	February 8, 2025	January 31, 2026

Mr. Koch	12,610	8,875	9,765

Mr. Zdimal	1,480	1,890	1,740

Mr. Berlin	4,830	3,360	1,545

Mr. Ready	0	1,300	1,195

Mr. Selbach	3,750	2,640	5,220

(2)	Based on the closing market price of a Share on December 29, 2023 of $312.43 per Share.

(3)

The number of unearned performance Shares in this column equals the maximum number of performance Shares that may be earned by the named executives for the three-year performance periods that will end on December 31, 2025 and December 31, 2024, respectively, and the maximum number of performance Shares that may be earned by the named executives for the three-year performance period that ended on December 31, 2023. The performance Shares will be earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance periods in accordance with the following table:

Relative Total Stockholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

If the Company’s total stockholder return falls between the 25th and 50th percentiles or between the 50th and 75th percentiles, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three-year performance period and will be paid on performance Shares that are earned.

The Company’s 2023 total stockholder return of 33.08% (calculated for this purpose as Share appreciation measured using the average of the closing market prices for a Share for the first 10 and last 10 trading days of the performance period plus dividends) resulted in a ranking for the one-year performance period at the 80.98th percentile. Based on that percentile, approximately 200% of the performance Shares awarded in 2023 would have been earned if the three-year performance period had ended on December 31, 2023. The Company’s 2022 through 2023 total stockholder return of 32.26% resulted in a ranking for the two-year performance period at the 81.07th percentile. Based on that percentile, 200% of the performance Shares awarded in 2022 would have been earned if the three-year performance period had ended on December 31, 2023. The Company’s 2021 through 2023 total stockholder return of 109.26% resulted in a ranking for the three-year performance period at the 93.06th percentile. Based on that percentile, 200% of the performance Shares awarded in 2021 were earned for the three-year performance period ending December 31, 2023.

(4)

The amounts in this column equal the number of unearned performance Shares shown in the column to the left multiplied by, in each case, the closing market price of a Share on December 29, 2023 of $312.43 per Share. The amounts shown are not necessarily indicative of the amounts that may actually be realized by the named executive officers. The actual amounts realized will be based on the Company’s total stockholder return over the three-year performance periods and the market value of the Shares when the performance Shares are earned.

(5)

One-third of the unexercisable stock options became exercisable on January 31, 2024. The remaining two-thirds of the unexercisable stock options will become exercisable in equal installments on January 31, 2025 and January 31, 2026.

(6)	One-half of the unexercisable stock options became exercisable on February 8, 2024. The remaining one-half of the unexercisable stock options will become exercisable on February 8, 2025.

(7)	The unexercisable stock options became exercisable on February 2, 2024.

Option Exercises and Stock Vested Table—This table presents information about stock options exercised by the named executives and the number and value of stock awards as to which the named executives became vested during 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Koch	0	$0	33,780	$8,461,214
Mr. Zdimal	0	$0	4,005	$1,003,172
Mr. Berlin	0	$0	6,540	$1,638,139
Mr. Ready	0	$0	0	$0
Mr. Selbach	0	$0	3,350	$839,108

(1)	Value realized equals the fair market value of the Shares on the date of exercise less the exercise price.

(2)	Value realized equals the fair market value of the restricted Shares on the date the vesting restrictions lapsed and the Shares became vested.

Pension Benefits Table—This table provides the actuarial present value of each named executive’s accumulated benefit under the Retirement Plan and the Supplemental Pension Plan.

The Retirement Plan provides benefits under a cash balance benefit accrual formula. Under the formula, participants accumulate a cash balance benefit based upon compensation credits made annually to the participants’ cash balance accounts. The amount of the compensation credits ranges from 3.0% to 7.5% of total base salary and annual bonus (including amounts deferred under the 401(k) Plan and Section 125 of the Code), depending on each participant’s years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One-Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one-year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2022 was 4.0%. The Retirement Plan was closed to new participants effective December 31, 2004. No employees hired on or after January 1, 2005 are eligible to participate in the Retirement Plan.

The benefits under the Supplemental Pension Plan are equal to the difference between the benefits that would have been payable under the Retirement Plan without regard to the limitation imposed by the Code on the amount of compensation that may be taken into account under the Retirement Plan or the limitation on participation in the Retirement Plan that became effective on January 1, 2005 and the actual benefits payable under the Retirement Plan as so limited.

Benefits under the Retirement Plan are payable as a monthly annuity or in a lump sum payment. Vested benefits under the Supplemental Pension Plan are payable only in the form of a monthly annuity. The benefits under the Retirement Plan become vested after the executive completes five years of vesting service, or, if earlier, the date the executive terminates employment due to death or disability. The benefits under the Supplemental Pension Plan become vested after the executive completes 10 years of vesting service, or, if earlier, the date the executive terminates employment due to death or disability.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Mr. Koch	Retirement Plan	N/A	N/A	N/A
	Supplemental Pension Plan	14.92	$1,436,011	$0
Mr. Zdimal	Retirement Plan	27.33	$451,045	$0
	Supplemental Pension Plan	27.33	$515,977	$0
Mr. Berlin	Retirement Plan	33.00	$646,723	$0
	Supplemental Pension Plan	33.00	$1,304,724	$0
Mr. Ready	Retirement Plan	N/A	N/A	N/A
	Supplemental Pension Plan	1.33	$51,592	$0
Mr. Selbach	Retirement Plan	N/A	N/A	N/A
	Supplemental Pension Plan	17.75	$725,304	$0

(1)

The amounts presented in this column represent the number of actual years the named executive has been a participant in each plan. None of the named executives has been given credit under the plans for years of service in addition to their actual years of service presented in the table. Messrs. Koch, Ready and Selbach commenced employment after December 31, 2004 and are not eligible to participate in the Retirement Plan.

(2)

Note 14 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for 2023 includes the valuation assumptions and other information relating to the Retirement Plan and the Supplemental Pension Plan.

Nonqualified Deferred Compensation Table—This table provides information about contributions and earnings credited to the accounts of the named executive officers under the Nonqualified Deferred Compensation Plan during 2023.

The Nonqualified Deferred Compensation Plan provides covered employees, including the named executive officers, the opportunity to defer salary and annual incentive compensation. Prior to 2023, the Nonqualified Deferred Compensation Plan provided covered employees, including the named executive officers, the opportunity to defer restricted Shares and performance Shares. With respect to compensation that could not be deferred under the 401(k) Plan due to the Code limitations that apply to the 401(k) Plan, the Company provides a matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the supplemental 401(k) Plan. Each participant in the supplemental 401(k) Plan may direct the deferrals of base salary or annual incentive compensation and the matching contributions among the different investment options offered by the Company from time to time. The investment options currently include a fixed rate fund and various stock index funds. Any restricted Shares or performance Shares deferred are credited in-kind to the participant’s account. All cash amounts credited to a participant’s account under the supplemental 401(k) Plan are 100% vested and will be paid in a lump sum or installments in accordance with the participant’s election after the participant terminates employment with the Company. Distributions of restricted Shares and performance Shares are made in-kind. A participant may also elect to receive one or more in-service distributions. In the event the participant dies or becomes disabled while employed by the Company, terminates employment before attaining the age of 60 or within one year after a change of control of the Company, all restricted Shares and performance Shares will be distributed in-kind and all other amounts credited to the participant’s account will be distributed in a lump sum in accordance with the terms of the Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mr. Koch	$173,572	$173,572	$97,020	$331,909	$654,174
Mr. Zdimal	$58,216	$58,216	$1,609,173	$88,730	$6,664,466
Mr. Berlin	$0	$0	$76,780	$0	$312,430
Mr. Ready	$0	$0	$0	$0	$0
Mr. Selbach	$56,088	$56,088	$1,780,956	$0	$7,873,482

(1)	All amounts shown in this column are also reported in either the “Salary” or “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	All amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)

The following amounts included in this column are considered “above market” earnings under the SEC rules and are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table: Mr. Koch, $640; Mr. Zdimal, $896; and Mr. Selbach, $7,434.

(4)

Of the amounts shown in this column, the following amounts were previously reported as compensation to the named executive officers in the Summary Compensation Table for previous years: Mr. Koch, $481,469; Mr. Zdimal, $94,020; and Mr. Selbach, $371,233.

Potential Payments Upon Termination or Change of Control Table—This table shows the estimated amounts that would have been payable to the named executive officers listed below under the change of control agreements described on page 40 if a change of control of the Company had occurred on December 31, 2023 and the named executives’ employment with the Company terminated under the terms of their respective change of control agreement immediately thereafter. Footnotes 3, 4 and 5 below also describe vesting of stock options, restricted Shares and performance Shares if the named executives’ employment with the Company had otherwise terminated on December 31, 2023 as result of death, disability, retirement or termination without cause.

Name	Severance Benefit ($)(1)	Continued Participation in Health and Other Welfare Benefit Plans and Fringe Benefits ($)(2)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock ($)(4)	Vesting of Performance Shares ($)(5)	Special Retirement Benefits ($)(6)	Excise Tax Gross Up (Reduction in Payments) ($)(7)	Total ($)
Mr. Koch	$12,974,400	$427,000	$7,368,334	$9,763,438	$19,526,875	$1,273,908	$0	$51,333,955
Mr. Zdimal	$4,230,219	$106,000	$1,195,808	$1,596,517	$7,982,587	$536,014	$0	$15,647,145
Mr. Berlin	$5,595,000	$150,000	$1,338,377	$3,041,506	$3,524,210	$459,225	$0	$14,108,318
Mr. Ready	$3,938,775	$81,000	$565,817	$779,513	$1,559,026	$162,263	$0	$7,086,394
Mr. Selbach	$0	$0	$795,571	$3,627,312	$1,996,428	$0	$0	$6,419,311

(1)

The severance benefit is equal to three times the named executive’s highest annual compensation (sum of base salary and annual incentive compensation) for any of the years in the three-year period ended December 31, 2023. The severance benefit for Mr. Selbach was phased out based on his attaining age 65 in 2020.

(2)

Estimated value of the named executive’s continued participation in the life, accident and health insurance plans of the Company and receipt of currently provided fringe benefits for three years following termination of employment after a change of control of the Company. These benefits for Mr. Selbach were phased out based on his attaining age 65 in 2020. Excludes estimated amounts for assistance with relocation available to the named executives within two years following termination of employment after a change of control of the Company.

(3)

Value (based on the closing market price of a Share on December 29, 2023 of $312.43 per Share) of unvested in-the-money stock options under all outstanding stock option awards. The stock options would also become fully vested in the event the named executive dies or becomes disabled while employed by the Company or retires from employment with the Company at or after attaining age 65, under which, in both such cases, the stock options remain exercisable until the expiration of the 10-year term of the options. If the Company terminates the employment of the named executive without cause, the stock options will continue to become exercisable in accordance with the vesting schedule set forth in the award agreement and remain exercisable until the expiration of the 10-year term of the options.

(4)

Value (based on the closing market price of a Share on December 29, 2023 of $312.43 per Share) of unvested restricted Shares under all outstanding restricted Share awards. The restricted Shares would also become fully vested in the event the named executive dies or becomes disabled while employed by the Company, upon the named executive’s retirement at or after age 65, or if the Company terminates the employment of the named executive without cause.

(5)

Value (based on the closing market price of a Share on December 29, 2023 of $312.43 per Share) of the maximum number of performance Shares under all outstanding performance Share awards. In the event the named executive dies or becomes disabled while employed by the Company, retires from employment with the Company at or after attaining age 65 or the Company terminates the employment of the named executive without cause, the performance Shares will remain outstanding and will be earned following the end of the performance period based on the Company’s performance during the performance period applicable to the performance Shares.

(6)

Approximate amount of total retirement benefits from all Company plans the named executive would have received had he continued in the employ of the Company for three years following termination of employment after a change of control of the Company. These benefits for Mr. Selbach were phased out based on his attaining age 65 in 2020.

(7)

If any payments to Messrs. Koch, Berlin or Selbach are considered excess “parachute payments” under Section 280G of the Code and the amount of the excess payments is more than 115% of the safe harbor amount determined under Section 280G, then the Company is required to provide a tax gross up for the excise taxes the named executive would be required to pay with respect to the excess payments. In the event the amount of the excess payments does not exceed 115% of the safe harbor amount, then the payments to the named executive will be reduced by the amount of such excess payments. In September 2012, the Compensation Committee determined that any future change of control agreements would not provide any tax gross up for excise taxes assessed against any excess parachute payments. Mr. Zdimal and Mr. Ready are not entitled to any tax gross up for excess parachute payment excise taxes.

Following termination of employment, the named executive officers receive retirement benefits and nonqualified deferred compensation benefits under the Retirement Plan, the Supplemental Pension Plan, the Nonqualified Deferred Compensation Plan and the supplemental 401(k) Plan. The value of those benefits as of December 31, 2023 is set forth in the sections above entitled “Pension Benefits Table” and “Nonqualified Deferred Compensation Table.” There are no special or enhanced benefits provided under those plans in connection with a change of control of the Company, except if a named executive officer terminates employment within one year after a change of control, all amounts credited to the named executive officer’s account under the supplemental 401(k) Plan will be distributed in a lump sum even if the officer had previously elected to be paid in installments.

B.	Pay Versus Performance Disclosure
Pay Versus Performance Table
—This table shows, for the past four fiscal years, the total compensation for the Company’s named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to the Company’s named executive officers (as determined under SEC rules), the Company’s total stockholder return (“TSR”), the TSR of the Company’s peer group, the Company’s net income and the Company’s sales. For further information concerning the Company’s executive compensation policies and practices and how the Company aligns executive compensation with the Company’s performance, refer to the “
Compensation
Discussion and Analysis” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non- PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Sales (millions)(5)
					Company TSR	Peer Group TSR(4)
2023	$11,029,086	$22,371,211	$2,838,076	$4,772,495	$202.83	$143.54	$767.4	$4,582
2022	$11,517,926	$10,823,977	$2,786,754	$2,483,408	$151.07	$123.28	$924.0	$6,580
2021	$11,042,404	$33,205,939	$3,100,858	$7,168,251	$157.49	$141.80	$421.7	$4,633
2020	$7,941,583	$6,705,688	$2,124,561	$1,872,231	$98.04	$113.66	$320.1	$4,235

(1)	D. Christian Koch, the Company’s Chair, President and Chief Executive Officer, served as the Company’s principal executive officer for each of 2023, 2022, 2021 and 2020.

(2)
The Company’s
non-PEO
named executive officers for each applicable year were as follows: (i) for 2023, Kevin P. Zdimal, John E. Berlin, Frank J. Ready and Scott C. Selbach; (ii) for 2022, Kevin P. Zdimal, John E. Berlin, Frank J. Ready, Scott C. Selbach, Robert M. Roche and Nicholas J. Shears; (iii) for 2021, Robert M. Roche, John E. Berlin, Nicholas J. Shears and Scott C. Selbach; and (iv) for 2020, Robert M. Roche, John E. Berlin, Nicholas J. Shears and Scott C. Selbach.

(3)	The adjustments made to the Summary Compensation Table totals to determine “compensation actually paid” are as follows:

Year	Executive(s)	Reported Summary Compensation Table Total	Deduct Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid
2023	PEO	$11,029,086	($8,480,404)	$20,080,891	($365,745)	$107,383	$22,371,211
	Non-PEO NEOs	$2,838,076	($1,540,626)	$3,630,650	($189,312)	$33,708	$4,772,495
2022	PEO	$11,517,926	($6,787,175)	$6,104,110	($75,611)	$64,727	$10,823,977
	Non-PEO NEOs	$2,786,754	($1,308,873)	$1,029,556	($54,329)	$30,300	$2,483,408
2021	PEO	$11,042,404	($6,455,332)	$28,573,007	($47,032)	$92,892	$33,205,939
	Non-PEO NEOs	$3,100,858	($1,572,987)	$5,658,020	($61,116)	$43,476	$7,168,251
2020	PEO	$7,941,583	($6,125,159)	$5,076,183	($258,649)	$71,730	$6,705,688
	Non-PEO NEOs	$2,124,561	($1,161,541)	$1,011,797	($141,714)	$39,128	$1,872,231

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.

(b)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Executive(s)	Year-End Fair Value of Equity Awards Granted during the Year that are Outstanding and Unvested at Year-End	Year-over- Year Change in Fair Value of Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	Fair Value as of Vesting Date of Equity Awards Granted and Vested during the Year	Year-over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested during the Year	Deduct Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions during the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	PEO	$11,335,023	$7,797,080	$0	$948,788	$0	$0	$20,080,891
	Non-PEO NEOs	$2,045,396	$1,477,011	$0	$108,243	$0	$0	$3,630,650
2022	PEO	$7,981,469	($201,605)	$0	($1,675,754)	$0	$0	$6,104,110
	Non-PEO NEOs	$1,394,035	($16,938)	$74,075	($205,958)	($215,658)	$0	$1,029,556
2021	PEO	$15,123,725	$13,629,666	$0	($170,385)	$0	$0	$28,573,007
	Non-PEO NEOs	$3,439,853	$2,244,496	$0	($26,328)	$0	$0	$5,658,020
2020	PEO	$5,943,401	($843,643)	$0	($23,575)	$0	$0	$5,076,183
	Non-PEO NEOs	$1,061,684	($109,159)	$65,890	($6,618)	$0	$0	$1,011,797

(c)
The amounts included in this column are the amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year.

(d)	The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Executive(s)	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023	PEO	$107,383	$0	$107,383
	Non-PEO NEOs	$33,708	$0	$33,708
2022	PEO	$64,727	$0	$64,727
	Non-PEO NEOs	$29,952	$349	$30,300
2021	PEO	$92,892	$0	$92,892
	Non-PEO NEOs	$43,476	$0	$43,476
2020	PEO	$71,730	$0	$71,730
	Non-PEO NEOs	$39,128	$0	$39,128

(4)
The peer group TSR represents the TSR of the companies comprising the S&P MidCap 400 Index
®
, the same index used by the Company in the performance graph included in its Annual Report on Form
10-K
for 2023.

(5)
This column includes the Company’s publicly reported sales for each of 2023, 2022, 2021 and 2020, excluding sales generated by acquisitions made, dispositions completed and operations reclassified as discontinued operations during the applicable year.

Relationship Between Compensation Actually Paid and Company Performance
Compensation Actually Paid, Company TSR and Peer Group TSR.
 The graph below shows compensation actually paid to the Company’s principal executive officer and the average compensation actually paid to the Company’s other named executive officers for each of 2020, 2021, 2022 and 2023. The graph also shows the Company’s TSR, or how a $100 investment in the Company has grown over the four-year period ending December 31, 2023, as compared to a $100 investment in the S&P MidCap 400 Index
®
. The graph assumes the investment of $100 in the Company’s common stock and in the S&P MidCap 400 Index
®
as of December 31, 2019 and the reinvestment of all dividends.

Compensation Actually Paid and Net Income.
 The graph below shows compensation actually paid to the Company’s principal executive officer and the average compensation actually paid to the Company’s other named executive officers for each of 2020, 2021, 2022 and 2023. The graph also shows the Company’s net income determined in accordance with U.S. generally accepted accounting principles for each of 2020, 2021, 2022 and 2023. While the Company does not use net income as a performance measure in the overall executive compensation program, net income is correlated with adjusted earnings, to which the Company assigns various weightings when setting goals in the Company’s annual incentive compensation program as described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Actually Paid and Sales.
 The graph below shows compensation actually paid to the Company’s principal executive officer and the average compensation actually paid to the Company’s other named executive officers for each of 2020, 2021, 2022 and 2023. The graph also shows the Company’s publicly reported sales for each of 2020, 2021, 2022 and 2023, excluding sales generated by acquisitions made and dispositions completed during the applicable year.

Financial Performance Measures
As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company believes that its executive compensation program links pay and performance, with the Company’s named executives having the opportunity to earn substantial compensation over and above their base salaries based on the Company’s performance and the market value of the Shares. The Company uses several performance measures to evaluate performance and provide alignment between performance and executive pay. As required by SEC rules, the performance measures identified as the most important for named executive officers’ 2023 compensation decisions are as follows:

•	Sales
•	Operating Income Margin
•	Average Working Capital as a Percentage of Sales
•	Adjusted Earnings

C.	Pay Ratio Disclosure
The SEC rules require the Company to disclose annually: (i) the median annual total compensation of all employees of the Company (excluding Mr. Koch, the Company’s principal executive officer); (ii) the annual total compensation of Mr. Koch; and (iii) the ratio of Mr. Koch’s annual total compensation to the median annual total compensation of all other employees.

Based on the methodology and material assumptions described below, the Company has estimated these amounts to be as follows:

Median annual total compensation of all employees (excluding Mr. Koch)	$56,999
Annual total compensation of Mr. Koch	$11,029,086
Ratio of Mr. Koch’s annual total compensation to the median annual total compensation of all other employees	193:1
To determine the median employee in 2023, the Company compiled a list of all employees (excluding Mr. Koch) as of December 31, 2023, sorted the list of employees by their annualized gross compensation rates as of December 31, 2023 and selected the employee with the median annualized gross compensation amount. The Company did not include in the compensation rates the value of certain
Company-provided
benefits such as medical and life insurance benefits. As of December 31, 2023, the Company employed 10,757 persons, of which 4,750 employees were employed in foreign countries. The compensation of employees in foreign countries was converted to an equivalent U.S. dollar amount using foreign exchange rates on December 31, 2023.
The annual total compensation of Mr. Koch is the total amount of his compensation presented in the Summary Compensation Table on page 43. The Company calculated the annual total compensation of the median employee using the same rules applicable to the completion of the Summary Compensation Table for Mr. Koch and the other named executives.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Robert G. Bohn, Jonathan R. Collins, James D. Frias, Gregg A. Ostrander, Corrine D. Ricard and Jesse G. Singh served on the Compensation Committee in 2023. None of the directors who served on the Compensation Committee in 2023 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries since the beginning of 2023 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During 2023, none of the Company’s executive officers served as a director or a member of the compensation committee (or other committee performing equivalent functions) of any other entity of which an executive officer of such other entity served on the Board or its Compensation Committee.

PROPOSAL 4:

APPROVAL OF THE COMPANY’S

AMENDED AND RESTATED INCENTIVE COMPENSATION PROGRAM

A.	Background

The Company currently maintains the Carlisle Companies Incorporated Incentive Compensation Program, as amended and restated effective January 1, 2022 (the “2022 Program”), under which the Company may award stock options and other equity-based incentives to the Company’s directors, officers, employees or consultants. The 2022 Program was originally approved by the Company’s stockholders in 1988. The Company’s stockholders subsequently approved increases in the number of Shares available for issuance under the 2022 Program in 2009, 2012, 2015 and 2022. As of December 31, 2023, 1,370,039 Shares remained available for issuance under the 2022 Program, and 573,831 of those Shares were available for grant as restricted Shares, performance Shares or other “full value” awards.

The Compensation Committee and the Board of Directors have unanimously approved, subject to stockholder approval, an amendment and restatement of the 2022 Program (such amendment and restatement, the “2024 Program”) to: (i) increase the total number of Shares available for issuance by an additional 1,400,000 Shares such that a total of 2,770,039 Shares will be available for issuance under the 2024 Program; (ii) increase the number of those Shares that will be available for grant as restricted Shares, performance Shares or other “full value” awards by an additional 276,169 Shares such that a total of 850,000 Shares will be available for issuance as restricted Shares, performance Shares or other “full value” awards; (iii) extend the term of the 2024 Program through December 31, 2033; (iv) add a $500,000 cap on total annual compensation payable to non-employee directors under the 2024 Program; and (v) make other changes to the 2024 Program in response to recent regulatory developments and to address and clarify certain administrative matters.

The Board of Directors believes that performance-based annual incentive awards, stock options and other equity incentives play a key role in the Company’s ability to recruit, reward and retain directors, officers, employees and consultants. Equity awards encourage stock ownership and link the interest of the Company’s stockholders with directors, officers, employees and consultants who have the ability to enhance the value of the Company. Therefore, the Board recommends that the stockholders approve the 2024 Program.

B.	Summary of the 2024 Program

The principal features of the 2024 Program are summarized below. This summary is qualified in its entirety by reference to the full text of the 2024 Program, which is attached as Appendix C to this Proxy Statement.

Plan Administration

The 2024 Program will be administered by the Compensation Committee, which has authority to select the persons eligible to receive awards, determine the types of awards and number of Shares to be awarded, and set the terms, conditions and provisions of the awards consistent with the 2024 Program. The 2024 Program allows the Company’s Chief Executive Officer to approve off cycle grants of stock-based awards to employees other than Section 16 officers for limited purposes and subject to volume limits approved by the Compensation Committee. The Compensation Committee has the discretionary authority to resolve any questions arising under the 2024 Program.

The 2024 Program provides that no member of the Board of Directors, the Compensation Committee or any employee of the Company will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the 2024 Program. The Company will indemnify each such person for any liability or expense (including attorneys’ fees) resulting from any action, suit or proceeding to which such person may be a party by reason of any action taken or omitted to be taken under the 2024 Program.

Eligibility

Any director, officer, employee or consultant of the Company or its affiliates selected by the Compensation Committee will be eligible for participation in the 2024 Program.

Equity-Based Incentive Awards

Stock Options. The Compensation Committee may grant stock options, which entitle the participant to purchase Shares at a price equal to or greater than their fair market value on the date of grant. Stock options may include incentive stock options, non-qualified stock options or any combination thereof. Among other limitations, each grant must specify the period of continuous service that is necessary before the stock option becomes exercisable and may specify “management objectives” that must be achieved as a condition to exercise the option. No stock option may be exercisable more than 10 years from the date or grant or provide for the payment of dividend equivalents to the holder of the option. The Compensation Committee may modify any option award to extend the period following termination of a participant’s employment with the Company during which such award will remain outstanding and exercisable, provided that no such extension shall result in any award being exercisable more than 10 years from the date of grant.

Restricted Shares and Units. The Compensation Committee may issue or transfer Shares under a restricted Share or restricted Share unit grant. Among other limitations, any such grants to participants must set forth a restricted period of at least one year during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. The Compensation Committee may provide for the earlier termination of the restricted period in the event of retirement, death or disability, or in the case of hardship or other special circumstances of a participant. Restricted Shares and restricted Share units may also be subject to “management objectives” that, if achieved, will result in termination or early termination of the restrictions applicable to the Shares or units. A restricted Share or restricted Share unit grant may require that any dividends paid with respect to the Shares or units be deferred and reinvested in additional Shares or units subject to the same restrictions as the underlying award.

Appreciation Rights. The Compensation Committee may also grant appreciation rights, which represent the right to receive from the Company an amount determined by the Compensation Committee and expressed as a percentage (not exceeding 100%) of the difference between the base price established for the appreciation rights and the market value of the Shares on the date of exercise. Among other limitations, each appreciation right must have a base price that is not less than the fair market value of the Shares on the date of grant and may specify a waiting period before the appreciation right becomes exercisable. Appreciation rights may specify that the amount payable on exercise may be paid in cash, in Shares or in any combination thereof, and appreciation rights may specify “management objectives” that must be achieved as a condition to the exercise of the appreciation right. No appreciation right may be exercisable more than 10 years from the date of grant or provide for the payment of dividend equivalents.

Performance Units and Shares. A performance unit is the equivalent of $1.00 and a performance Share is the equivalent of one Share. Among other limitations, performance units and Shares will be earned based on the Company’s achievement of one or more “management objectives” that must be met within a specified period of not less than one year commencing on the first day of the calendar year of the date of grant (the “performance period”). At the end of the performance period, a determination will be made regarding the extent to which the “management objectives” have been met. To the extent earned, the performance units or performance Shares will be paid to the participant at the time and in the manner determined by the Compensation Committee in Shares. The Compensation Committee may provide that the performance periods of any performance Shares granted to a participant shall not be terminated, and such performance Shares shall not be forfeited, upon the retirement, death or disability, or in the case of hardship or other special circumstances, of the participant. The grant may provide for the payment of dividend equivalents in cash or in Shares, provided such dividend equivalents shall be paid only if the performance units or performance Shares with respect to which such dividend equivalents are payable are earned.

Incentive Awards. Incentive awards may be made to participants based on the Company’s achievement of one or more “management objectives” that must be met within a specified period (the “performance period”). Following the completion of a performance period, a determination will be made regarding the extent to which the “management objectives” have been met. No incentive award may be paid without a determination that the performance objectives have been met.

Other Awards. Other awards may be granted that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Shares. In addition, cash awards may also be granted as an element of, or as a supplement to, any other award granted under the 2024 Program.

Management Objectives

The 2024 Program requires that the Compensation Committee establish “management objectives” for purposes of annual incentive awards and awards of performance Shares and performance units. When so determined by the Compensation Committee, stock options, appreciation rights, and restricted Shares and units may also specify management objectives. Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Recoupment of Awards

The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any Shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee.

Transferability

Restricted Shares and units, performance Shares and units, stock options, appreciation rights and other derivative securities awarded under the 2024 Program generally will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the 2024 Program may provide that any Shares issued or transferred to a participant as a result of the award will be subject to further restrictions upon transfer.

Change of Control

Except as otherwise provided in an agreement between the Company and a participant, upon termination of an employee participant’s employment by the Company without “cause,” or by a participant for “good reason,” each as defined in the 2024 Program, within a period of three years following the occurrence of a “change of control,” as defined in the 2024 Program, each unexpired stock option and appreciation right held by the participant will become exercisable in full, all restrictions on restricted Shares and restricted Share units held by the participant will lapse and all management objectives of all performance Shares, performance units and other awards held by the participant will be deemed to have been fully earned at the maximum performance level.

Shares Available for Awards; Award Limitations; Changes in Capitalization

Subject to adjustment as provided below, the aggregate number of Shares that may be delivered pursuant to awards granted under the 2024 Program would be 2,770,039 Shares, and 850,000 of those Shares would be available for grant as restricted Shares, performance Shares or other “full value” awards. Such Shares may be original issue Shares, treasury Shares or a combination of original issue and treasury Shares. In addition, the maximum number of Shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid during the calendar year to the non-employee Director in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not have an aggregate fair market value determined on the date on which the applicable award is granted in excess of $500,000.

The Compensation Committee may adopt reasonable counting procedures to ensure appropriate counting of the number of Shares available under the 2024 Program or in any award granted under the 2024 Program if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an award. Shares subject to an award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of Shares to the participant will again be available for awards. In addition, Shares withheld in payment of the exercise price or taxes relating to an award, and Shares surrendered in payment of any exercise price or taxes relating to an award, will again be available for awards under the 2024 Program.

In the event of any change in the number of outstanding Shares by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of Shares or otherwise, the aggregate number of Shares with respect to which awards may be made under the 2024 Program, and the terms, types of Shares and number of Shares of any outstanding awards under the 2024 Program, will be equitably adjusted by the Compensation Committee in its discretion to preserve the intended benefit of the award for the Company and the participant. In the event of any such corporate transaction, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2024 Program such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards that are being replaced.

Amendment and Termination

The Board of Directors may at any time further amend the 2024 Program; provided, however, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the New York Stock Exchange will not be effective unless and until such approval has been obtained. The 2024 Program specifically prohibits the re-pricing or repurchase of stock options or appreciation rights without stockholder approval. In addition, the 2024 Program provides that, without stockholder approval, neither the Committee nor the Board of Directors can authorize any option grant to provide for “reload” rights (i.e., the automatic grant of stock options to the participant upon the exercise of options using Shares or other equity).

No grants under the 2024 Program may be made after December 31, 2033, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2024 Program.

C.	United States Federal Income Tax Consequences

The following is a summary of certain of the United States Federal income tax consequences of certain transactions under the 2024 Program. This summary is not intended to be complete and does not describe non-U.S., state or local tax consequences.

Tax Consequences to Participants

Incentive Awards. A participant will recognize ordinary income for the full amount of an incentive award under the 2024 Program when the award is paid to the participant.

Non-qualified Stock Options. No income will be recognized by an optionee upon the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of a sale of Shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

Incentive Stock Options. No income will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the Shares on the exercise date over the option price will be included in the optionee’s income for purposes of the alternative minimum tax. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such Shares to the optionee, then upon sale of the Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or if less, the amount realized on the disposition of the Shares in a sale or exchange) over the option price paid for the Shares. Any further gain (or loss) realized by the optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Shares. The recipient of restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted Shares (reduced by an amount, if any, paid by the participant for the restricted Shares) at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a participant who makes an election under Section 83(b) of the Code within 30 days of the date of receipt of the Shares will have taxable ordinary income on the date of receipt of the Shares equal to the excess of the fair market value of the Shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted Shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Share Units. No income will be recognized by a participant in connection with the grant of a restricted Share unit. When the unit is settled, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on settlement.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.

Performance Units and Performance Shares. No income will be recognized upon the grant of performance units or performance Shares. Upon earn-out of performance units or performance Shares, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction, subject to limitations imposed by the Code (including those imposed by Section 162(m) of the Code).

D.	Future Benefits Under the 2024 Program

The Compensation Committee has made no determination as to future grants or awards under the 2024 Program. However, the Compensation Committee intends to make future grants or awards under the 2024 Program consistent with past practice.

E.	Prior Benefits Under the 2022 Program

The following table summarizes awards granted during 2021, 2022 and 2023 under the 2022 Program:

Year	Grantee	Type of Award
		Stock Options	Restricted Shares/Units	Performance Shares*
2021	CEO	58,590	12,610	12,610
	Named Executive Officers (other than CEO)	44,175	19,010	9,505
	Other Employees	259,775	34,466	32,430
	Non-Employee Directors	-	6,692	-
	Total	362,540	72,778	54,545
2022	CEO	36,260	8,875	8,875
	Named Executive Officers (other than CEO)	31,735	12,360	10,610
	Other Employees	664,765	16,330	18,275
	Non-Employee Directors	-	5,705	-
	Total	732,760	43,270	37,760
2023	CEO	32,785	9,765	9,765
	Named Executive Officers (other than CEO)	15,050	9,700	7,090
	Other Employees	130,900	23,325	18,565
	Non-Employee Directors	-	7,939	-
	Total	178,735	50,729	35,420

*

The number of performance Shares in this column equals the target number of performance Share units that were awarded. The actual number of performance Shares earned may be as low as 0% and as high as 200% based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over three-year performance periods.

F.	Overhang and Burn Rate

In connection with its consideration of the 2024 Program, the Company reviewed the dilutive effect of the Company’s equity compensation on its stockholders (sometimes called “overhang”). For the purpose of calculating the overhang, the Company uses “fully diluted overhang,” which equals Amount A divided by Amount B. Amount A equals the sum of the number of outstanding stock options, unvested restricted Shares and Share units, unearned performance Shares, and Shares available for future grants under the 2024 Program. Amount B equals the sum of the number Shares outstanding and Amount A. As of December 31, 2023: (i) the number of outstanding stock options, unvested restricted Shares and Share units and unearned performance Shares was approximately 1,769,166; (ii) the Shares available for future grants under the 2024 Program

(assuming approval by the stockholders) would be 2,770,039; and (iii) the number of Shares of common stock outstanding was 47,790,298. As of December 31, 2023, assuming approval of the 2024 Program, the total overhang would be approximately 8.7%.

The Company also reviewed the rate at which the Company grants equity awards relative to its weighted-average number of Shares outstanding (sometimes referred to as the “burn rate”). Over the past three fiscal years (2021 through 2023), the annual burn rate has averaged approximately 1.1%.

G.	Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the number of securities to be issued upon the exercise of equity awards under the Company’s equity compensation plans, the weighted average exercise price of the options and the number of securities remaining for future issuance as of December 31, 2023:

Plan Category	(in millions, except per share amounts)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1.8	*	$145.57	1.4
Equity compensation plans not approved by security holders	-		N/A	-
Total	1.8		$145.57	1.4

*

Includes Shares issuable upon the vesting of 0.1 million restricted Shares and 0.2 million performance Shares at maximum performance levels. These awards are not reflected in column (b) because they do not have an exercise price.

The Board of Directors recommends that you vote “FOR” approval of the 2024 Program. Unless otherwise specified, proxies will be voted “FOR” the approval of the 2024 Program.

PROPOSAL 5:

ADVISORY VOTE TO APPROVE THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s named executive officers, which is described in the “Compensation Discussion and Analysis” and “Compensation Tables and Other Matters” sections of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular officer, but rather the overall compensation of the Company’s named executive officers and the philosophy, principles and policies used to determine compensation.

Stockholders were most recently asked to approve the compensation of the Company’s named executive officers at the Company’s 2023 Annual Meeting of Stockholders, and stockholders approved the Company’s named executive officer compensation with approximately 87% of the votes represented at the meeting and entitled to vote cast in favor of a resolution approving the compensation earned by the named executive officers in 2022. At the Company’s 2023 Annual Meeting of Stockholders, stockholders were asked to indicate whether future advisory say-on-pay votes should occur annually, every two years or every three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2023 Annual Meeting of Stockholders a majority of the votes cast were in favor of an annual advisory vote, the Board adopted a policy that the Company will include an advisory say-on-pay vote in the Company’s proxy materials on an annual basis until the next required frequency of say-on-pay vote, which will occur no later than the Company’s 2029 Annual Meeting.

The compensation program for the Company’s named executive officers is based on the following guiding principles:

•	Provide competitive total direct compensation opportunity;

•	Reward performance that is consistent with key strategic and stockholder goals;

•	Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance;

•	Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance; and

•	Be transparent, simple to administer and easy to communicate.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to comply with these principles.

At the Annual Meeting, the Company’s stockholders will have the opportunity to endorse or not endorse the compensation of the named executive officers through an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion, is hereby approved.

Since this vote is advisory, the stockholder vote on this proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers. The Board intends to hold the next say-on-pay advisory vote at the 2025 Annual Meeting of Stockholders.

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers in 2023 as disclosed in this Proxy Statement. Unless otherwise specified, valid proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers in 2023 as disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of six non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which is reviewed annually by the committee.

The Audit Committee has the sole authority to appoint and terminate the engagement of the Company’s independent registered public accounting firm. The Audit Committee also reviews the arrangements for and the results of the independent registered public accounting firm’s examination of the Company’s books and records, the Company’s internal accounting control procedures, the activities and recommendations of the Company’s internal auditors, and the Company’s accounting policies, control systems and compliance activities. The Board has determined that the Audit Committee has at least one “audit committee financial expert” as defined by the SEC rules, including Robin J. Adams, Chair of the Audit Committee. Below is a report on the Audit Committee’s activities relating to 2023.

Review of Audited Consolidated Financial Statements with Management

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2023.

Review of Audited Consolidated Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee has discussed with the Company’s independent registered public accounting firm the audited consolidated financial statements and the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. In concluding that such firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by such firm were compatible with its independence. See “Fees Paid to Independent Registered Public Accounting Firm” below.

Recommendation that Audited Consolidated Financial Statements be Included in Annual Report

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2023 be included in the Company’s Annual Report on Form 10-K for such year.

CARLISLE COMPANIES INCORPORATED AUDIT COMMITTEE
Robin J. Adams, Chair James D. Frias Maia A. Hansen C. David Myers Corrine D. Ricard Jesse G. Singh

PROPOSAL 6:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2017. The Audit Committee reviewed and discussed the performance of Deloitte & Touche LLP for 2023 prior to its appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024.

The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024 is not required by the Company’s Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024. Unless otherwise specified, valid proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024.

A.	Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements for 2023 and 2022 and fees billed for other services rendered by Deloitte & Touche LLP during those periods:

	2023 ($)	2022 ($)
Audit Fees(1)	$5,551,380	$5,286,800
Audit-Related Fees	$0	$1,292,781
Tax Fees(2)	$56,605	$93,611
All Other Fees	$0	$0

(1)

Audit Fees consist of the aggregate fees billed for the respective year for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim consolidated financial statements, statutory audits and related services.

(2)

Tax Fees consist of the aggregate fees billed for the respective year for professional services rendered by the independent registered public accounting firm for tax compliance, consulting and advisory services.

B.	Audit Committee Pre-Approval of Audit and Non-Audit Services

All audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm are subject to a pre-approval requirement of the Audit Committee. These services may include audit services, audit-related services, tax services and other services. All such services provided in 2023 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated to the Chair of the Audit Committee pre-approval authority with respect to certain permissible non-audit services. The Chair’s pre-approval authority is limited to engagements costing no more than $200,000 in the aggregate and any such engagements pre-approved by the Chair must be presented to the full Audit Committee at its next regularly scheduled meeting.

STOCKHOLDER PROPOSALS FOR

THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders must be in writing and received by the Company not later than November 19, 2024. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal (other than nominations for directors, which are discussed more fully under “Corporate Governance – Director Nominations by Stockholders” on page 20) intended to be presented at the 2025 Annual Meeting of Stockholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders, must be received by the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, either in person or by U.S. certified mail, postage prepaid, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of the Company’s Bylaws (other than proposals submitted pursuant to Rule 14a-8 or nominations for directors) must be received not earlier than January 1, 2025 and not later than January 31, 2025. However, in the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting (May 1, 2025), notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the Company’s Bylaws.

VOTING BY PROXY

Whether or not you plan to attend the Annual Meeting, please follow the instructions shown on the Notice of Availability of Proxy Materials (or proxy card if you received or request one) to vote your Shares by proxy to ensure that your Shares are represented at the Annual Meeting. Shares represented by a valid proxy received and not revoked before the Annual Meeting will be voted as specified.

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by: (i) submitting a written notice of revocation to the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254; (ii) delivering a proxy bearing a later date via the Internet, by telephone or by mail until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your Shares in street name and you have instructed your bank, broker or other nominee to vote your Shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

HOUSEHOLDING

The SEC has adopted rules permitting companies to mail one proxy statement and annual report, or notice of availability of proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its stockholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of Shares held in street name. If members of your household have multiple accounts through which they hold Shares, you may have received a householding notification from your bank, broker or other nominee.

Please contact your bank, broker or other nominee directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the 2023 Annual Report to Stockholders or the Notice of Availability of Proxy Materials for members of your household.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any Shares represented by proxy in their discretion.

By Order of the Board of Directors,
/s/ SCOTT C. SELBACH
Scott C. Selbach Executive Vice President, Secretary and General Counsel

Dated: March 19, 2024

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CARLISLE COMPANIES INCORPORATED

CARLISLE COMPANIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is CARLISLE COMPANIES INCORPORATED.

2. The corporation was originally incorporated under the name CARLISLE COMPANIES, INC., and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 1986.

3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4. The text of the corporation’s Certificate of Incorporation, as heretofore amended or supplemented or restated, is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is: CARLISLE COMPANIES INCORPORATED (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is ~~3411 Silverside Road, Tatnall Building, Suite 104~~251 Little Falls Drive, Wilmington, DE, New Castle County, ~~19810~~19808. The name of its registered agent at such address is ~~United Agent Group, Inc~~Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To conduct any lawful business and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and Five Million (205,000,000) shares, divided into two (2) classes as follows:

(i) Two Hundred Million (200,000,000) shares, each to be of the par value of one dollar ($1.00), and to be designated as Common Stock; and,

(ii) Five Million (5,000,000) shares, each to be of the par value of one dollar ($1.00), and to be designated as Preferred Stock.

B. Each outstanding share of Common Stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders of the Corporation for their vote, waiver, release or other action.

C. Authority is hereby granted to the Board of Directors of the Corporation to adopt, from time to time, a resolution or resolutions providing for the issuance of shares of Preferred Stock in one or more series; and the Board of Directors is hereby expressly granted and vested with the authority to determine and to fix with respect to each series of Preferred Stock any or all of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of such Preferred Stock, including, but not limited to, the determination of the following:

(i) the distinctive designation of such series of Preferred Stock and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

(ii) the rate of dividends, if any, payable on the shares of such series of Preferred Stock, the conditions upon which and the dates when such dividends shall be payable, whether such dividends shall be cumulative (and, if so, from which date or dates), and whether payable in preference to dividends payable on any other class or classes of stock or on any other series of Preferred Stock;

(iii) whether or not the shares of such series of Preferred Stock shall have voting powers, and, if voting powers are granted, the extent of such voting powers;

(iv) whether or not the shares of such series of Preferred Stock shall be redeemable and, if so, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v) whether or not the shares of such series of Preferred Stock shall be entitled to the benefit of a retirement fund or sinking fund, and, if so, the terms and conditions of such fund;

(vi) whether or not the shares of such series of Preferred Stock shall be convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and, if made so convertible or exchangeable, the time or times, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(vii) the rights of the holders of the shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up, or merger, consolidation or distribution or sales of assets of the Corporation;

(viii) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of Common Stock or of any other class of stock or other series of Preferred Stock of the Corporation ranking junior to the shares of such series of Preferred Stock as to dividends or on liquidation;

(ix) the conditions and restrictions, if any, on the creation of indebtedness of the Corporation or any subsidiary or on the authorization or issue of any additional stock of the Corporation ranking on a parity with or prior to the shares of such series of Preferred Stock as to dividends or on liquidation; and,

(x) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

D. Subject to the foregoing, the authorized shares of stock of any class of the Corporation may be issued by the Corporation from time to time and for such consideration, not less than the par value thereof, and upon such terms as may be fixed from time to time by the Board of Directors, and any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be deemed fully-paid and non-assessable stock and shall not be liable to any further call or assessment thereon.

E. The holders of stock, as such, of any class of the Corporation shall have no preemptive or preferential right to purchase or subscribe for any part of the unissued capital stock of the Corporation of any class or for any new issue of stock of any class, whether now or hereafter authorized or issued, or to purchase or subscribe for any bonds or other obligations, whether or not convertible into stock of any class of the Corporation, now or hereafter authorized or issued other than such, if any, as the Board of Directors of the Corporation from time to time may fix pursuant to the authority hereby conferred by the Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”); and the Board of Directors may issue stock of the Corporation, or securities or obligations convertible into stock, without offering such issue of stock or such securities or obligations, either in whole or in part, to the stockholders of the Corporation.

F. Subject to any limitations contained in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation which are by law available therefor, dividends payable in cash, in property or in shares of Common Stock. No dividends, other than dividends payable only in shares of Common Stock of the Corporation, shall be paid on Common Stock if cash dividends in full to which all outstanding shares of Preferred Stock of all series shall then be entitled for the then current dividend period and (where such dividends are cumulative) for all past dividend periods shall not have been paid or declared and set apart in full.

G. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation. Neither a consolidation nor a merger of the Corporation with or into any other corporation; nor a merger of any other corporation with or into the Corporation; nor a reorganization of the Corporation; nor the purchase or redemption of all or part of the outstanding shares of stock of any class or classes of the Corporation; nor the sale or transfer of the property and business of the Corporation as, or substantially as, an entity shall be considered a liquidation, dissolution or winding-up of the Corporation for purposes of the preceding sentence.

FIFTH: A. (i) Except as otherwise provided in this Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number as may be fixed, from time to time, by the By-Laws of the Corporation; but not less than three (3). Effective on the filing in Delaware of an amendment setting forth this amended Article FIFTH A., the directors shall be divided into three classes, as nearly equal in number as possible. The directors serving at such time shall designate individual directors as the initial members of such classes, with the term of office of the first class to expire at the 1992 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1993 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1994 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

(ii) Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors; provided, however, that if there is a Substantial Stockholder (as defined in Article SEVENTH), such sixty-six and two-thirds percent (66 2/3%) vote must include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors held by stockholders other than the Substantial Stockholders. For purposes of this Article FIFTH, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation.

(iii) Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires.

B. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware and by any other provision of this Certificate of Incorporation, the Board of Directors is expressly authorized:

(i) to adopt, alter, amend and rescind the By-Laws of the Corporation;

(ii) to direct and to determine the use and disposition of any net assets in excess of capital or any surplus or net profits arising from the business of the Corporation; to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any appropriate purpose; and to abolish any such reserve; and,

(iii) to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, however, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

C. Election of directors shall be by ballot whenever requested by a majority of the persons entitled to vote and present at any meeting of the stockholders of the Corporation but unless so requested may be held in any way approved at the stockholders’ meeting.

D. Nominations for the election of directors may be made by the Board of Directors or any committee thereof or by any stockholder of the Corporation entitled to vote generally in the election of directors. Nominations other than those made by the Board of Directors or a committee thereof shall be made ~~by a notice~~ in ~~writing (~~accordance with the ~~“Notice”) received by~~provisions of the ~~Secretary~~By-Laws of the Corporation ~~not less than ninety (90) days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors~~.

~~Each Notice shall set forth: (i) the name, address and qualifications of the person making the nomination; (ii) the name, age, business address and, if known, residence address of each nominee proposed in such Notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of the Corporation of which each such nominee is the Beneficial Owner (as defined in Article SEVENTH); and (v) such other information as would be required by the securities laws of the United States and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Corporation and for whom proxies are solicited by the Board of Directors of the Corporation.~~

~~The presiding officer at any meeting of stockholders of the Corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedure set forth in this Article FIFTH, and if he should so determine and declare to the meeting, the defective nomination shall be without legal force and effect and shall be disregarded.~~

SIXTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders of the Corporation to take any such action by means of a consent or consents in writing, without a meeting, is specifically denied.

SEVENTH: A. In addition to any affirmative vote required by law or under any other provision of this Certificate of Incorporation, and except as otherwise expressly provided in subparagraph B of this Article

SEVENTH, any Business Combination (as hereinafter defined) with respect to a Substantial Stockholder (as hereinafter defined) shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article SEVENTH as one class (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of subparagraph A of this Article SEVENTH shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if:

1. A definitive agreement or other arrangement to effectuate the Business Combination was approved by a majority of the directors of the Corporation at a time when the Substantial Stockholder who is a party to the Business Combination was not the Beneficial Owner (as hereinafter defined) of five percent (5%) or more of the outstanding Voting Shares of the Corporation; or

2. The Business Combination is approved by a majority of the Continuing Directors (as hereinafter defined); such approval shall be made by a majority of the Continuing Directors even if such majority does not constitute a quorum of the members of the Board of Directors then in office and shall be in addition to any other approval of the Corporation’s Board of Directors required by law and any other provision of this Certificate of Incorporation; or

3. All of the following conditions shall have been satisfied:

(a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of the property, securities or other consideration (including, without limitation, shares of stock of the Corporation retained by its existing Public Stockholders (as hereinafter defined) in the event of a Business Combination in which the Corporation is the surviving corporation) to be received per share by holders of the Corporation’s Common Stock in such Business Combination is not less than the higher of:

(i) the price per share equal to the Fair Market Value per share of such Common Stock immediately prior to the announcement of such Business Combination; or

(ii) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Substantial Stockholder for any shares of Common Stock acquired by it, regardless of whether the shares were purchased before or after the Substantial Stockholder became a Substantial Stockholder;

provided, however, that as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions;

(b) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of the property, securities or other consideration (including, without limitation, shares of stock of the Corporation retained by its existing Public Stockholders in the event of a Business Combination in which the Corporation is the surviving corporation) to be received per share by holders of the Corporation’s Preferred Stock in such Business Combination is not less than the highest of:

(i) the price per share equal to the Fair Market Value per share of such Preferred Stock immediately prior to the announcement of such Business Combination;

(ii) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Substantial Stockholder for any shares of Preferred Stock acquired by it, regardless of whether the shares were purchased before or after the Substantial Stockholder became a Substantial Stockholder; or

(iii) the highest preferential amount per share to which the holders of such Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

provided, however, that as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions.

The provisions of this section 3(b) shall apply with respect to every series of outstanding Preferred Stock, whether or not the Substantial Stockholder has previously acquired any such Preferred Stock;

(c) The consideration to be received by holders of a particular class of outstanding stock in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Substantial Stockholder in acquiring the shares of such class of stock already owned by it. If the Substantial Stockholder has purchased shares of such class of stock with varying forms of consideration, the form of consideration for such class of stock to be paid in the Business Combination shall be either cash or, at the election of a majority of the Continuing Directors, the form previously used by such Substantial Stockholder to acquire the largest number of shares of such class of stock. If the Business Combination is of a type which does not involve the payment of any consideration to such holders, then this section 3 of subparagraph B shall not be applicable, and such Business Combination shall be required to satisfy the provisions of either section 1 or section 2 of this subparagraph B or the provisions of subparagraph A;

(d) After a Person (as hereinafter defined) has become a Substantial Stockholder and prior to the consummation of the Business Combination:

(i) the proportion of Continuing Directors on the Board shall at all times be at least equal to the proportion that the Voting Shares owned by Public Stockholders bears to all outstanding Voting Shares;

(ii) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether cumulative or not) on the outstanding Preferred Stock or any class or series of stock having a preference over Common Stock as to dividends or upon liquidation;

(iii) there shall have been: (a) no reduction in the rate of dividends payable on Common Stock except as necessary to reflect any subdivision of Common Stock, or except as necessary to comply with a restrictive covenant in a loan or similar agreement or to ensure that a quarterly dividend payment does not exceed 6.25% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may be approved by a majority of the Continuing Directors; and (b) an increase in such rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such rate is approved by a majority of the Continuing Directors;

(iv) except as approved by a majority of the Continuing Directors, there shall have been no amendment to any trust or other agreement with respect to any employee savings, stock, pension or other benefit plan the effect of which is to change in any manner the provisions governing the voting of any of the Corporation’s stock in such plan; and,

(v) the Substantial Stockholder shall not have: (a) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance, or tax credits or other tax advantages provided by the Corporation; (b) made any major change in the Corporation’s business or equity capital structure without the unanimous approval of the Continuing Directors; or (c) used any asset of the Corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Substantial Stockholder; and,

(e) A proxy or information statement responsive to the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to all holders of Voting Shares at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain:

(i) at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state; and,

(ii) if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking or appraisal firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the Public Stockholders (such investment banking or appraisal firm to be: (a) selected by a majority of the Continuing Directors; (b) a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as agent for the Substantial Stockholder; (c) furnished with all information it reasonably requests; and (d) paid a reasonable fee for its services    upon receipt by the Corporation of such opinion).

  C.    For purposes of this Certificate of Incorporation:

1.   A “Person” shall mean any individual, firm, corporation, partnership, trust or entity.

2.   The term “Business Combination” shall mean:

(a) any merger, consolidation or share exchange of the Corporation or any subsidiary thereof with or into (i) a Substantial Stockholder or (ii) any other corporation (whether or not itself a Substantial Stockholder) which is, or after such merger, consolidation or share exchange would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of a Substantial Stockholder; in each case irrespective of which corporation or entity is the surviving entity;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to a Substantial Stockholder, or any Affiliate or Associate thereof, of all or substantially all of the assets of the Corporation;

(c) the issuance or transfer by the Corporation or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary thereof to any Substantial Stockholder or an Affiliate or Associate thereof (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation) in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of One Million

Dollars ($1,000,000) or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any subsidiary thereof which were not acquired by such Substantial Stockholder (or such Affiliate or Associate) from the Corporation or such subsidiary;

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Substantial Stockholder or any Affiliate or Associate thereof;

(e) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation, or any subsidiary thereof, of which any Substantial Stockholder, or any Affiliate or Associate thereof, is the Beneficial Owner; or

(f) any agreement, contract or other arrangement providing for or resulting in any of the transactions described herein.

3. “Substantial Stockholder” shall mean any Person (other than the Corporation or any subsidiary thereof and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the Corporation or such subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(a) is the Beneficial Owner of not less than fifteen percent (15%) of the Voting Shares;

(b) is an Affiliate or Associate of the Corporation and at any time within two (2) years prior to the date in question was the Beneficial Owner of not less than fifteen percent (15%) of the then outstanding Voting Shares; or

(c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which any Substantial Stockholder was the Beneficial Owner of at any time within two (2) years prior to the date in question, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For purposes of determining whether a Person is a Substantial Stockholder within the meaning hereof, the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of this section but shall not include any other Voting Shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

4. A Person shall be the “Beneficial Owner” of any Voting Shares:

(a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934;

(b) which such Person or any of its Affiliates or Associates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement or underwriting; or

(c) which are beneficially owned, directly or indirectly, within the meaning of such Rule 13d-3 (or successor rule) by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

5. “Public Stockholders” shall mean those holders of shares of stock of the Corporation who or which are not Substantial Stockholders.

6. “Continuing Director” shall mean: (a) any member of the Board of Directors of the Corporation who is unaffiliated with the Substantial Stockholder who is a party to the Business Combination and who was first elected or appointed to the Board prior to the date as of which such Substantial Stockholder became a Substantial Stockholder; and (b) any successor thereto who is unaffiliated with such Substantial Stockholder and who was named to succeed such member of the Board by a majority of the Continuing Directors then on the Board, whether or not a quorum.

7. “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

8. “Fair Market Value” shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30)-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the thirty (30)-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Continuing Directors in good faith.

D. A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article SEVENTH, including without limitation:

1. the number of Voting Shares beneficially owned by any Person, and whether such Person is a Substantial Stockholder;

2. whether a Person is an Affiliate or Associate of another;

3. whether the requirements of section 3 of subparagraph B of this Article SEVENTH have been met with respect to any Business Combination;

4. whether the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary thereof in any Business Combination has an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more;

5. whether a Person has an agreement, arrangement or understanding with another as to matters referred to in sections 4(b) and (c) of subparagraph C; and

6. the Fair Market Value of property, securities or other consideration (other than cash) to be received by holders of shares of stock of the Corporation.

The good faith determination of a majority of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article SEVENTH.

E. Nothing contained in this Article SEVENTH shall be construed to relieve the Board of Directors or any Substantial Stockholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provision in this Certificate of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the By-Laws of the Corporation), any amendment, alteration, change or repeal of this Article SEVENTH shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that if there is a Substantial Stockholder, such sixty-six and two-thirds percent (66 2/3%) vote must include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors held by stockholders other than the Substantial Stockholder; and provided further, that such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for any amendment, alteration, change or repeal of this Article SEVENTH recommended to the stockholders of the Corporation by majority vote of the Continuing Directors or, in the event that there is no Substantial Stockholder at the time such amendment, alteration, change or repeal is under consideration, by majority vote of the Board of Directors.

EIGHTH: A. ~~A~~No director or officer of the Corporation shall ~~not~~ be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director~~, except for~~ or officer, provided that this provision shall not eliminate or limit the liability of: (i) a director or an officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or to its stockholders; (ii) a director or an officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the General Corporation Law of the State of Delaware; ~~or~~ (iv) a director or an officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of subparagraph A of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans), against all loss, liability, expenses (specifically including attorneys’ fees), judgments, fines (specifically including any excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

C. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans), against all loss, liability and expenses (specifically including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

D. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in connection with any action, suit or proceeding referred to in Paragraph B and C of this Article EIGHTH or in connection with any claim, issue or matter therein, he shall, notwithstanding anything to the contrary in this Article EIGHTH, be indemnified against expenses (specifically including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

E. Any indemnification under Paragraph B or C of this Article EIGHTH shall be made by the Corporation upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said Paragraph B and C. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

F. Expenses incurred by a director or officer of the Corporation in defending an action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation, whether under this Article EIGHTH or otherwise. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

G. The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Corporation may, by motion of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers contained in this Article EIGHTH. The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

H. The Corporation shall have the power to purchase and to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans) against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article EIGHTH.

I. For purposes of this Article EIGHTH: (i) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall conclusively be deemed to have acted in a manner “not opposed to the best interests of the Corporation”; (ii) a director who acted in good faith and who, in addition to considering the short-term interests of the Corporation’s stockholders, shall have considered the long-term interests of the Corporation’s stockholders, the interests of the Corporation’s employees, suppliers, creditors and customers and community and societal considerations in making any decision shall conclusively be deemed to have acted in a manner “not opposed to the best interests of the Corporation”; and (iii) a person shall not be deemed to have had “reasonable cause to believe that his conduct was unlawful” unless that person shall, with respect to the conduct in question, have acted in knowing, willful or reckless violation of the law.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing (and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the By-Laws of the Corporation), any amendment, alteration, change or repeal of Articles FIFTH or SIXTH of this Certificate of Incorporation or of subparagraph B of Article FOURTH of this Certificate of Incorporation or of this Article NINTH shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that if there is a Substantial Stockholder (as defined in Article SEVENTH), such sixty-six and two-thirds percent (66 2/3%) vote must include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors held by stockholders other than the Substantial Stockholder; and provided further, that such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for any amendment, alteration, change or repeal of Articles FIFTH or SIXTH of this Certificate of Incorporation or of subparagraph B of Article FOURTH of this Certificate of Incorporation or of this Article NINTH recommended to the stockholders of the Corporation by majority vote of the Continuing Directors (as defined in Article SEVENTH) or, in the event that there is no Substantial Stockholder (as defined in Article SEVENTH) at the time such amendment, alteration, change or repeal is under consideration, by majority vote of the Board of Directors; and provided further, that Article SEVENTH of this Certificate of Incorporation shall only be amended, altered, changed or repealed as provided in subparagraph F of said Article SEVENTH.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ~~4th~~1st day of May, ~~2022~~2024, pursuant to Section 245 of the General Corporation Law of the State of Delaware.

CARLISLE COMPANIES INCORPORATED

By:	/s/ Scott C. Selbach
Scott C. Selbach Executive Vice President, Secretary and General Counsel

Appendix B

AMENDED AND RESTATED BYLAWS

OF

CARLISLE COMPANIES INCORPORATED

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of CARLISLE COMPANIES INCORPORATED (the “Corporation”) shall be held on such date and at such time and place as will be designated from time to time by the Board of Directors (the “Board”) and stated in the notice of the meeting. The Board may postpone the time of holding the annual meeting of stockholders for such period as it may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation’s officers and Directors.

Section 1.02. Special Meetings. Except as otherwise required by law or by the Certificate of Incorporation of the Corporation (the “Certificate”), special meetings of the stockholders for any purpose or purposes may be called at any time by the Chair of the Board or the President and shall be called by the President whenever so requested in writing by a majority of the Board or stockholders holding issued and outstanding stock of the Corporation entitling them to exercise at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Corporation. Such request will state the purpose(s) of the proposed meeting, and any purpose so stated shall be conclusively deemed to be a “proper” purpose. Business transacted at any special meeting shall be limited to the purpose(s) stated in the notice of the meeting.

Section 1.03. Notice of Meetings. Except as otherwise provided by law or by the Certificate, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose(s) for which such special meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Section 5.04 of these Amended and Restated Bylaws (the “Bylaws”). Notice of adjournment of a meeting of the stockholders need not be given if the place, if any, date and hour, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned, are (a) announced at such meeting, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

Section 1.04. Place of Meetings. The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State

of Delaware (the “DGCL”) (or any successor provision thereto). Any previously scheduled meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of stockholders.

Section 1.05. Quorum. The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting unless otherwise required by applicable law, the Certificate or these Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.06. Adjournment. The chair of the meeting, or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chair of the meeting, or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy, may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.07. Notice of Stockholder Business.

(a) Annual Meetings of Stockholders.

(i) The proposal of business to be considered by the stockholders at an annual meeting of stockholders (other than nominations for directors, which shall be made pursuant to ~~the Certificate~~Section 1.08 or Section 1.09) may be made: (1) by or at the direction of the chair of the meeting; (2) pursuant to the notice of meeting (or any supplement thereto) delivered pursuant to Section 1.03; or (3) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 1.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.07.

(ii) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of Section 1.07(a)(i), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”) and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(1) as to the stockholder giving the notice and any Stockholder Associated Person (hereinafter defined), (A) the name and address of such stockholder and ~~any~~ Stockholder

Associated Person, as they appear on the Corporation’s books, (B)(i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially (as determined in accordance with Rule 13d-3 of the Exchange Act) and of record by such stockholder ~~or~~and Stockholder Associated Person, (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of capital stock of the Corporation, (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or ~~any~~ Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such stockholder or ~~any~~ Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (C) a representation that ~~the~~such stockholder or Stockholder Associated Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether ~~the~~such stockholder~~, the beneficial owner or any~~ or Stockholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal.

(2) (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate or these Bylaws, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and (D) any material interest of such stockholder or any Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business.

(iii) If any of the facts set forth in the notice provided pursuant to Section 1.07(a)(ii) changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the stockholder must deliver to the Secretary, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive offices by the earlier of (1) the close of business within 5 calendar days of the event giving rise to such change, or (2) the commencement of such annual meeting, a supplemental notice providing such revised information.

(iv) If a stockholder who otherwise has given proper notice of a proposal of business does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting delivered pursuant to Section 1.03. If directors are to be elected at a special meeting of stockholders pursuant to the notice of meeting, nominations of persons for election to the Board at such meeting may be made ~~(1) by or at the direction of the Board, or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in the Certificate, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Certificate.~~as specified in Section 1.08(a)(i) or (ii).

(c) Miscellaneous.

(i) Only business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and only such persons who are nominated in accordance with the procedures set forth in the Certificate and these Bylaws shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Certificate and ~~this Section 1.07~~these Bylaws, as applicable, and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) The term “public announcement” means disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) The term “Stockholder Associated Person” means, with respect to a stockholder, (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (3) any person ~~controlling,~~ controlled by or under common control with such stockholder.

(iv) The requirements of ~~this Section 1.07~~these Bylaws are separate from and in addition to the requirements of the Exchange Act. A stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, including applicable to a stockholder who seeks to have any proposal of business included in the Corporation’s proxy statement.

Section 1.08. Nomination of Director Candidates.

(a) Subject to any limitations stated in the Certificate, nominations of persons for election as a director may be made: (i) by the Board or a duly authorized committee thereof, (ii) by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 1.08 and with the requirements of Regulation 14A under the Exchange Act including, without limitation, the requirements of Rule 14a-19 thereof (“Rule 14a-19”) (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (“SEC”), including any SEC staff interpretations relating thereto) or (iii) by any stockholder (or group of stockholders) entitled to vote in the election of directors generally who meets the requirements of and complies with the procedures set forth in Section 1.09. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been timely given, to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, (x) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation and (y) with respect to the election to be held at a special meeting of stockholders for the election of directors, prior to the close of business on the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above.

  (b) A stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director and each person whom the stockholder would present for election at the meeting in the event of a need to change the stockholder’s original slate: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person (as determined in accordance with Rule 13d-3 of the Exchange Act), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Exchange Act, had the nominee been nominated by the Board, (5) any other information required to be provided pursuant to Rule 14a-19, if applicable to such nomination, (6) such person’s written consent not to be a party to any agreement with a third party regarding such person’s service as a director of the Corporation, including with respect to compensation of such person or reimbursement, advancement of expenses or indemnification of such person in connection with such service, (7) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected, (8) a statement whether each such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election at the next meeting at which such person would face election, an irrevocable resignation effective upon acceptance of such resignation by the Board, in accordance with the Corporation’s statement of corporate governance guidelines and principles and Section 2.02, and (9) to the extent not set forth above, the information required pursuant to Section 1.09(f)(viii); and

(ii) as to the stockholder giving notice and any Stockholder Associated Person: (1) the name and address of such stockholder and Stockholder Associated Person, as they appear on the Corporation’s records, (2) the class or series and number of shares of stock of the Corporation which are directly or indirectly owned beneficially (as determined in accordance with Rule 13d-3 of the Exchange Act) and of record by such stockholder and Stockholder Associated Person, (3) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder shall continue to hold such stock through the date of the annual meeting of stockholders, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (4) a representation that such stockholder or Stockholder Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares of the Corporation entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees, in accordance with Rule 14a-19(a)(3) of the Exchange Act, and (5) a description of all agreements, arrangements or understandings between such stockholder or Stockholder Associated Person and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

  (c) At the request of the Board, any person nominated for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish, sufficiently in advance of the applicable meeting as the Corporation shall determine to be sufficient to verify, such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including, without limitation, a fully completed and signed Director’s questionnaire in such form as the Corporation shall determine. The Board may require any proposed nominee to submit to a background check and interviews with the Board or any duly authorized committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any duly authorized committee thereof.

  (d) In addition, a stockholder who has delivered a notice of nomination pursuant to this Section 1.08 and pursuant to Rule 14a-19 shall, in accordance with Rule 14a-19, promptly certify to the Secretary, and notify the Secretary in writing, that such stockholder has met and complied with all of the requirements of these Bylaws and Rule 14a-19(a) (including, for the avoidance of doubt, Rule 14a-19(a)(3)) and, upon request of the Corporation, shall, not later than 5 business days prior to the date of the applicable meeting of stockholders of the Corporation, deliver to the Corporation reasonable evidence of such compliance.

  (e) A stockholder providing a notice pursuant to this Section 1.08 shall update and supplement its notice as necessary, so that the information provided or required to be provided in such notice shall be true and complete in all respects and at all times prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (i) 5 business days following the date of any event, development or occurrence that would cause the information provided in the notice to be not true and complete in all respects, or (ii) 10 business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that, should any such event, development or occurrence take place within 10 business days prior to such meeting, such update and supplement shall be received by the Secretary not later than 1 business day following any such event, development or occurrence. Further, the Board may request any such stockholder providing notice, and its proposed nominee(s), to furnish any additional information as may be reasonably required or appropriate for the Board’s review and consideration, and such stockholder and/or proposed nominee(s) shall provide such additional information within 10 business days after it has been requested by the Board. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not cause a notice that was not true and complete in all respects and in compliance with these Bylaws and Regulation 14A of the Exchange Act when first delivered to the Corporation to thereafter be deemed to be in proper form, and shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, which deficiencies may be grounds for exclusion of the stockholder’s nominee(s).

(f) Any stockholder or any Stockholder Associated Persons soliciting proxies from other stockholders must use a proxy card other than white, which color shall be reserved for the exclusive use of the Board.

(g) If (i) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) with respect to any proposed nominee and (ii) such stockholder or Stockholder Associated Person subsequently (1) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(c) or (2) fails to comply with the other requirements of Regulation 14A under the Exchange Act, including, without limitation, Rule 14a-19(a)(2) or Rule 14a-19(a)(3), then the Corporation shall disregard any proxies solicited for that proposed nominee. In addition, if the chair of the annual or special meeting of stockholders otherwise properly determines that a nomination was not made in accordance with the procedures set forth in this Section 1.08, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The Board, any committee thereof, any officer of the Corporation authorized by the Board or such committee, and the chair of the meeting shall each have discretion to determine whether any stockholder’s director nomination has fully complied with these Bylaws and with the requirements of the Exchange Act and the regulations promulgated thereunder (including Rule 14a-19).

Section 1.09. Proxy Access for Director Nominations. For the avoidance of doubt, this Section 1.09 shall not apply to a special meeting of stockholders.

(a) Information to be Included in the Corporation’s Proxy Materials. Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2024 annual meeting of stockholders), subject to the provisions of this Section 1.09, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by an Eligible Stockholder (as defined in Section 1.09(d)) who expressly elects at the time of providing the notice required by this Section 1.09 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 1.09. For purposes of this Section 1.09, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 1.09(h)). Subject to the provisions of this Section 1.09, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting. Nothing in this Section 1.09 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements or other information relating to any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(b) Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 1.09, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper form to the Secretary. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 150th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders; provided, however, that, in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received no earlier than the close of business on the 150th calendar day prior to such annual meeting and not later than the close of business on the later of the 120th calendar day prior to such annual meeting, or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 1.09.

(c) Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) 2 and (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 1.09 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Section 1.09(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the 3 preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (y) of the immediately succeeding sentence) and whom the Board decides to nominate for re-election to the Board. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09 whose nomination is subsequently withdrawn and (y) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09 whom the Board decides to nominate for election to the Board. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.09 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.09 exceeds the Permitted Number, the highest-ranking Stockholder Nominee who meets the requirements of this Section 1.09 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest-ranking Stockholder Nominee who meets the requirements of this Section 1.09 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 1.09 for any meeting of stockholders for which the Secretary receives notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth in Section 1.08.

(d) Eligible Stockholder. An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any 2 or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 1.09(e)) at least the Required Shares (as defined below) continuously for at least 3 years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary in accordance with this Section 1.09, (ii) continues to own the Required Shares through the date of the annual meeting of stockholders and (iii) satisfies all of the other requirements of this Section 1.09. “Required Shares” means that number of shares of the Corporation’s stock that represents at least 3% of the number of outstanding shares of the Corporation’s stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Notice of Proxy Access Nomination. A “Qualifying Fund Group” is any 2 or more funds that (x) are under common management and investment control, (y) are under common management and funded primarily by the same employer or (z) constitute a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(e) Definition of Ownership. For purposes of this Section 1.09, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any Stockholder Associated Person in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any Stockholder Associated Person for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any Stockholder Associated Person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any Stockholder Associated Person’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or any Stockholder Associated Person. For purposes of this Section 1.09, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on 5 business days’ notice and includes with the Notice of Proxy Access Nomination an agreement that it (1) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (2) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board or any duly authorized committee thereof. For purposes of this Section 1.09, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

  (f) Form of Notice. To be in proper form for purposes of this Section 1.09, the Notice of Proxy Access Nomination must be in writing and include or be accompanied by the following:

(i) a written statement by the Eligible Stockholder certifying as to the number of shares of stock of the Corporation it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, (1) within 5 business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii) one or more written statements from the record holder(s) of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within 7 calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the

Required Shares, and the Eligible Stockholder’s agreement to provide, within 5 business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv) the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 1.08, together with the written consent of each Stockholder Nominee to be named as a nominee and to serve as a director if elected;

(v) a representation that the Eligible Stockholder: (1) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 1.09, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (5) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (6) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (7) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) a representation as to the Eligible Stockholder’s intentions (subject to any mandatory fund rebalancing required by such stockholder’s preexisting governing instruments or written investment policies) with respect to continuing to own the Required Shares for at least 1 year following the annual meeting;

(vii) an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.09, (3) file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act and (4) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including without limitation Rule 14a-9 promulgated under the Exchange Act;

(viii) a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee: (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (3) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, statement of corporate governance guidelines and principles, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (4) will make such other acknowledgments, enter into such other agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;

(ix) if the Eligible Stockholder did not submit the name(s) of the Stockholder Nominee(s) to the Board or any duly authorized committee thereof for consideration as nominee(s) of the Board prior to submitting the Notice of Proxy Access Nomination, a brief explanation of the reasons why the Eligible Stockholder elected not to do so;

(x) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders (including one or more Qualifying Fund Groups), the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 1.09 (including withdrawal of the nomination); and

(xi) in the case of a nomination by an Eligible Stockholder in which 2 or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

  (g) Additional Required Information. In addition to the information required pursuant to Section 1.09(f) or any other provision of these Bylaws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (1) as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director under the Independence Standards (as defined in Section 1.09(j)), (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (3) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 1.09 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(h) Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) would violate any applicable law, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(i) Required Updates and Supplements. In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly (and, in any event, within 48 hours of discovering such misstatement or omission) notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Corporation pursuant to this Section 1.09 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the later of 5 business days after the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(j) Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 1.09, a Stockholder Nominee: (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (including, pursuant to Rule 14a-19) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (ii) who would not be an independent director under the applicable stock exchange listing standards, any applicable rules of the SEC, or any publicly disclosed standards used by the Board in determining and disclosing independent of the Corporation’s directors, in each case as determined by the Board or any committee thereof (the “Independence Standards”), (iii) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate, the rules and listing standards of the principal United States securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, as determined by the Board or any duly authorized committee thereof, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 1.09.

(k) Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 1.09 or (ii) a

Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09, withdraws its nomination or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board, any duly authorized committee thereof or the chair of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board or the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.09, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(l) Group Membership. Whenever the Eligible Stockholder consists of a group of stockholders (including one or more Qualifying Fund Groups), (i) each provision in this Section 1.09 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 1.09 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(m) Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.09 for the next 2 annual meetings of stockholders. For the avoidance of doubt, this Section 1.09(m) shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 1.08.

(n) Exclusive Method. This Section 1.09 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials.

~~Section 1.08.~~Section 1.10. Organization. At each meeting of the stockholders, the Chair of the Board or, in the absence of the Chair of the Board, the President or, in the absence of the Chair of the Board and the President, such person as shall be selected by the Board shall act as chair of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

The Secretary shall act as secretary of all meetings of the shareholders; but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The Secretary or other officer who has charge of the stock ledger shall prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name~~.~~; provided that, nothing set forth in these Bylaws shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be produced and kept available at the times and places required by law. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the Corporation’s stockholders.

~~Section 1.09.~~Section 1.11. Voting; Proxy. Stockholders entitled to vote shall have the number of votes specified in the Certificate. Stockholders may vote in person or by proxy appointed (i) by an instrument in writing subscribed by such stockholder or (ii) by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission that sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person having the right to vote at the meeting. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

~~Section 1.10.~~Section 1.12. Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. Such inspectors shall perform such duties as shall be required by law or specified by the chair of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

ARTICLE II

DIRECTORS

Section 2.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

Section 2.02. Number, Qualification and Election. Except as otherwise provided for or fixed by the provisions of the Certificate, the number of members of the Board shall be not less than 3 nor more than 12 and shall be established from time to time by resolution of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The Board shall be divided into classes, as set forth in the Certificate. The members of the Board shall (except for the filling of vacancies) be elected by the stockholders entitled to vote thereon at the annual meeting of the stockholders applicable to their respective class by a majority of the votes cast at such meeting, provided, however, that, if the number of persons properly nominated for director at such meeting exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. In the event that an incumbent director who is a director nominee does not receive a majority of the votes cast in an election where the number of nominees equals the number of directors to be elected, such incumbent director shall promptly tender his or her offer of resignation to the Board for consideration. In such an event, the Board may decrease the number of directors on the Board, fill any vacancy, refuse to accept such offer of resignation or take other appropriate action. For purposes of this Section, “a majority of the votes cast” means that the number of votes cast “for” such nominee must exceed the number of votes cast “against” such nominee.

Directors elected to the board shall hold office until the annual meeting at which their respective term expires and their respective successors are elected and qualified or until their earlier death, resignation or removal.

Any increase in the number of directors shall be distributed among the several classes as equally as possible as shall be determined by the Board. Directors need not be stockholders.

No person shall be eligible to serve as a director unless and until such person provides the Secretary a written and signed statement (i) that such person is not and will not become a party to (1) any ~~agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “~~Voting Commitment~~”)~~ that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (ii) ~~whether~~ that such person is not and will not become party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such person’s individual capacity and on behalf of any person, entity or group on whose behalf the nomination is being made, that such person would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) that such person shall inform the Secretary of any change in the information set forth in any statement previously provided to the Secretary pursuant to clauses (i), (ii) or (iii).

Section 2.03. Vacancies. Any vacancies on the Board resulting from death, resignation, removal or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled pursuant to the Certificate.

Section 2.04. Meetings. A regular meeting of the Board shall be held as soon as practicable after the annual meeting of the stockholders of the Corporation and may be held at such other times as the Board may, from time to time, determine. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof. A special meeting of the Board may be called at any time by the Chair of the Board, if any, or the President and shall be called by the President upon the written request of 2 or more directors. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting will be given at least 2 days prior to the date of the meeting either personally or by telephone or electronic transmission to each director, and will state the purpose, place, day and hour of the meeting.

Section 2.05. Quorum and Voting. Except as otherwise provided by law, the Certificate or these Bylaws, a majority of the then members of Board (but in no event less than 2 directors) shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06. Telephone Meetings. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other and be heard, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.07. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.08. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules of procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Section 2.09. Resignations. Any director may resign at any time by giving written notice to the Board, the Chair of the Board, the President or the Secretary. Such resignation shall take effect at the date of receipt such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10. Compensation. Each director, in consideration of such person’s serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 2.10 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE III

OFFICERS

Section 3.01. Number. The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer, a President, a Vice President and a Secretary. The Board may also choose a Chair of the Board, a Vice Chair of the Board, additional Vice Presidents, one or more Assistant Secretaries and may, from time to time, appoint additional officers with such titles and duties as the Board shall deem appropriate. The officers of the Corporation need not be directors. One person may hold two or more offices; provided, however, that no person holding the offices of both President and Secretary may hold any other office.

Section 3.02. Removal; Resignation. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chair of the Board, by the Chief Executive Officer. Election or appointment of an officer or agent will not of itself create a contract right. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective

Section 3.03. Duties of Officers. In addition to those duties that may from time to time be delegated to them by the Board, the officers listed below shall have the following duties:

(a) Chair of the Board. The Chair of the Board shall preside at all meetings of stockholders and the Board at which he is present, shall be primarily responsible for organizing activities of and matters to be considered by the Board and any executive committee thereof, and shall consult with the Vice Chair, if any, on policy matters of significance to the Corporation.

(b) Chief Executive Officer. The Chief Executive Officer shall be responsible for the management of the business and affairs of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board or as are provided for elsewhere in these Bylaws, including general supervision and direction of the business and affairs of the Corporation and corporate policy and strategy. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chair of the Board and the Vice Chair, if any, preside at all meetings of the stockholders and of the Board.

(c) President. If the President is the Chief Executive Officer, then the President shall have all of the duties and authority of that office as prescribed by the Board, shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as determined by the Board. If the President is not the Chief Executive Officer, then the President shall have all of the duties and authority of that office as prescribed by the Chief Executive Officer and shall perform such other duties as he agrees with the Chief Executive Officer.

(d) Vice President. In the absence of the President, the Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board, shall exercise all of the powers and perform all the duties of the President.

(e) Secretary and Assistant Secretaries. The Secretary shall give notice to and attend meetings of the Board and meetings of the stockholders and keep and record the minutes of all proceedings at such meetings; shall be responsible for the keeping in safe custody of the seal of the Corporation and affix it to any instrument when authorized by the Board; shall see that all notices required to be given to the stockholders and to the Board are duly given in accordance with these Bylaws or as required by law; shall attest all stock certificates issued by the Corporation and keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation; shall keep or cause to be kept the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders; shall attest, by personal signature and the seal of the Corporation, all deeds, conveyances, or other instruments requiring the seal of the Corporation; and generally shall perform all the duties incident to the office of Secretary. In the absence of the Secretary, the Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board, shall perform the duties and exercise the powers of the Secretary.

ARTICLE IV

STOCK

Section 4.01. Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in the form prescribed by the Board, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, and shall be numbered in the order in which issued. Any of or all of the signatures and the seal of the Corporation on the certificates may be a facsimile if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

Section 4.02. Transfer. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4.03. Lost Certificates. The Board may direct new certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming ownership of such lost or destroyed certificates. When authorizing such issue of new certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or the owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.04. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 4.05. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 4.06. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V

MISCELLANEOUS

Section 5.01. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 5.02. Amendments. These Bylaws may be altered, amended, repealed or added to, by the affirmative vote of the holders of issued and outstanding stock of the Corporation entitling them exercise at least sixty-six and two-thirds (66-2/3%) of the voting power of the Corporation or by the vote of a majority of the members of the Board at any meeting of the Board.

Section 5.03. Indemnification. The Corporation shall indemnify its directors and officers pursuant to the Certificate. The Corporation may indemnify its directors, officers, agents and employees to the fullest extent now or hereafter permitted under the Certificate and the DGCL if approved by either (i) a majority vote of a quorum of the Board consisting of directors who were not parties to such action, suit or proceeding or (ii) the stockholders. The right of any director or officer to indemnification and advancement of expenses under the Certificate or these Bylaws is provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such officer or director first assumes his or her position with the Corporation. Any repeal or modification of such provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Section 5.04. Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Attendance by a stockholder or a director, whether in person or by proxy, at a meeting of stockholders or directors, respectively, shall constitute a waiver of notice of such meeting by such stockholder or director.

Section 5.05. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

Section 5.06. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

* * *

Appendix C

CARLISLE COMPANIES INCORPORATED

INCENTIVE COMPENSATION PROGRAM

As amended and restated effective January 1, 2024

1.   Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 1.

“Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Applicable Laws”” means the requirements relating to the administration of non-equity and equity-based incentive compensation plans under U.S. state laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

“Associate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

“Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “cause” is defined, the term “Cause” means: (i) the conviction of or plea of no contest by the Participant to a felony or to a misdemeanor where active imprisonment is imposed; (ii) the deliberate neglect of, willful misconduct in the performance of, or continued failure to substantially perform, the Participant’s material duties as an employee of the Company; (iii) the Participant’s deliberate and material violation of any Company policy; or (iv) the Participant’s deliberate breach of fiduciary duties owed to the Company; provided, that the Company provides written notice to the Participant of the occurrence of any circumstance or event described in clauses (ii), (iii), or (iv), and the Participant has failed to remedy such circumstance or event within thirty (30) days following the Participant’s receipt of such notice.

“Change of Control” shall occur in the event: (i) any Person shall become directly or indirectly the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall cease to constitute a majority of the members of the Board or the board of directors of any successor to the Company.

“Change of Control Event” shall occur with respect to a Participant if such Participant’s employment with the Company is terminated by the Company without Cause or by the Participant with Good Reason, in either case within three years after a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee described in Section 15 of the Plan.

“Common Shares” means the common stock, par value of one dollar ($1.00), of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

“Company” means Carlisle Companies Incorporated, a Delaware corporation, and any successor thereto.

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units, Performance Shares or Incentive Awards or a grant or sale of Restricted Shares shall become effective.

“Director” means a member of the Board of Directors of the Company.

“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

“Effective Date” means January 1, 2024.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or Incentive Awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Good Reason” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “good reason” is defined, the term “Good Reason” means: (i) a material adverse change in the Participant’s title, duties or responsibilities (including reporting responsibilities); (ii) a material reduction by the Company in the Participant’s annual base salary; (iii) a material change in the incentive compensation plans of the Company that results in a material impairment of the Participant’s opportunity to earn incentive compensation; (iv) a change of more than fifty (50) miles in the geographic location in which the Participant must perform services for the Company; or (v) the failure of the Company to pay the Participant any material compensation when due.

“Group” means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

“Incentive Award” shall mean a cash award to a Participant pursuant to Section 7 of this Plan.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and Restricted Share Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 10 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

“Market Value per Share” means, as of any particular date: (i) the closing sale price per Common Share as reported on the New York Stock Exchange, the NASDAQ Global Select Market or such other exchange on which Common Shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Committee.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Section 3 of this Plan.

“Other Award” means an award to a Participant pursuant to Section 8 of this Plan.

“Participant” means any director, officer, employee or consultant of the Company or its Affiliates who is selected by the Committee to receive an award under the Plan.

“Performance Period” means, in respect of a Performance Unit, Performance Share Incentive Award or Other Award, a period of time established pursuant to Section 6, 7 or 8 of this Plan within which any Management Objectives relating to such Performance Share, Performance Unit, Incentive Award or Other Award are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

“Performance Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

“Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

“Plan” means this Carlisle Companies Incorporated Incentive Compensation Program, as amended from time to time.

“Restricted Share” means a Common Share granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 4 has expired.

“Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 4.

“Retirement” means retirement at or after attaining age 65.

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

“Subsidiary” means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

2.  Shares Available Under the Plan.

(a) Subject to adjustment as provided in Sections 2(c) and 10 of this Plan, the number of Common Shares that may be issued or transferred from and after the Effective Date: (i) upon the exercise of Option Rights or Appreciation Rights; (ii) as Restricted Shares and released from substantial risks of forfeiture thereof; (iii) in payment of Performance Units or Performance Shares that have been earned; (iv) in payment of awards granted under Section 8 of the Plan; or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 2,770,039 Common Shares (which amount represents the sum of 1,370,039 (the number of Common Shares available for issuance under the Plan immediately prior to the Effective Date) plus 1,400,000 (the increase in the number of Common Shares available for issuance under the Plan as a result of the amendment and restatement of the Plan on the Effective Date)). Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.

(b) Subject to adjustment as provided in Sections 2(c) and 10 of this Plan, from and after the Effective Date, the number of: (i) Restricted Shares and Restricted Share Units awarded under Section 4 of this Plan; (ii) Performance Shares and Performance Units that may be granted and paid out under Section 6 of this Plan; and (iii) Common Shares awarded under Section 8 of this Plan shall not exceed in the aggregate 850,000 (which amount represents the sum of 573,831 (the number of Common Shares available for issuance under the Plan in payment of such awards immediately prior to the Effective Date ) plus 276,169 (the increase in the number of Common Shares available for issuance under the Plan in payment of such awards as a result of the amendment and restatement of the Plan on the Effective Date)). In addition, notwithstanding any provision in this Plan to the contrary, the maximum number of Common Shares subject to awards granted during a single calendar year to any non-employee Director, taken together with any cash fees paid during the calendar year to the non-employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate fair market value determined on the date on which the applicable award is granted in excess of $500,000.

(c) The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Sections 2(a) and (b) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 2(c). Common Shares (i) subject to an award (whether granted under the Plan before or after the Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant; (ii) withheld in payment of the exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date); or (iii) surrendered in payment of any exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date) will again be available for awards. This Section 2(c) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

3.  Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Section 10 of this Plan.

(b) Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable: (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Participant; or (iii) by a combination of such methods of payment.

(d) To the extent permitted by Applicable Laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be: (i) Option Rights that are intended to qualify as Incentive Stock Options; (ii) Option Rights that are not intended to so qualify; or (iii) combinations of the foregoing.

(i) No Option Right shall be exercisable more than 10 years from the Date of Grant.

(j) Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

(k) No Option Right may provide for the payment of dividend equivalents to the Participant.

4.  Restricted Shares and Restricted Share Units. The Committee may also authorize the grant or sale of Restricted Shares or Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each such grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Grants or sales of Restricted Share Units do not confer on the Participant any rights of a shareholder of the Company and such grant or sale thereof shall be credited to a bookkeeping account in the name of the Participant on the books and records of the Company.

(c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d) Except as otherwise provided in this Plan, each such grant or sale to Participants who are employees shall provide that the Restricted Shares or Restricted Share Units covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year.

(e) Each such grant or sale shall provide that during the period for which any such substantial risk of forfeiture is to continue: (i) the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee); and (ii) the Restricted Share Units shall not be transferable except as provided in Section 9.

(f) Any grant of Restricted Shares or Restricted Share Units may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares or Restricted Share Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(g) Each grant of Restricted Shares or Restricted Share Units shall specify the time of payment of Restricted Shares or Restricted Share Units that have become vested, which shall be paid by the Company to the Participant in Common Shares.

(h) Any such grant or sale of Restricted Shares or Restricted Share Units may require that any or all dividends or other distributions paid thereon or attributable thereto during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or Restricted Share Units, which may be subject to the same restrictions as the underlying award.

(i) Each grant or sale of Restricted Shares or Restricted Share Units shall be held in book entry form and evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code. Under the Evidence of Award, the Participant shall irrevocably appoint any officer of the Company as his or her attorney-in-fact to transfer the Restricted Shares to the Company in the event of a forfeiture of any such Restricted Shares.

5.  Appreciation Rights. The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof as may be determined by the Committee.

(b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

(e) No Appreciation Right may provide for the payment of dividend equivalents to the Participant.

(f) Each grant shall specify a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(g) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(h) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.  Performance Units and Performance Shares. The Committee may also authorize the granting to Participants of Performance Units or Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except as otherwise provided in this Plan) commencing on the first day of the calendar year of the Date of Grant.

(c) Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(d) Each grant of Performance Units or Performance Shares shall specify the time of payment of Performance Units or Performance Shares that have been earned, which shall be paid by the Company to the Participant in Common Shares.

(e) Any grant of Performance Units or Performance Shares may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f) Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

(g) The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

7.  Incentive Awards. The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) The Performance Period with respect to each Incentive Award shall be such period of time specified by the Committee.

(b) Any grant of an Incentive Award shall specify Management Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(c) Each grant shall specify the time and manner of payment of the Incentive Award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, as may be determined by the Committee.

(d) Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee.

8.  Other Awards.

(a) The Committee is authorized, subject to limitations under applicable law, to grant to any Participant Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Other Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, notes or other property, as the Committee shall determine.

(b) Cash awards may also be granted as an element of, or as a supplement to, any Other Award granted under this Plan.

9.  Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are: (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Performance Units or Performance Shares; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan shall be subject to further restrictions on transfer.

10.  Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by share-based awards outstanding hereunder, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Common Shares underlying outstanding awards under this Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under this Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 2 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to an Option intended to qualify as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Option to fail to so qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Section 10 if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code with respect to an outstanding award.

11.  Share Certificates. All certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Evidence of Award or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

12.  Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Company may provide for the elimination or rounding of fractions or for the settlement of fractions in cash.

13.  Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of the maximum withholding tax rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

14.  International Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are nationals of a country other than the United States of America or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

15.  Administration of the Plan.

(a) This Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall consist of not less than two Directors appointed by the Board each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(b) Without limitation, the Committee shall have full power and discretionary authority to: (i) construe and interpret the Plan, (ii) establish rules and regulations with respect to the Plan’s operations and awards, (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards, (iv) determine the terms and conditions of any award, (v) determine whether and to what extent, and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended, (vi) determine whether, to what extent and under what circumstances the delivery of cash, Common Shares, other securities, other Options, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (vii) accelerate the exercisability of any Option or Appreciation Right and to remove any restriction on any award, (viii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations, (x) appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (xi) perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan, to the extent permitted by applicable laws.

(c) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Incentive Award or Other Awards granted under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

(d) The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not persons subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include limitations on the amount or number of Common

Shares that may be granted by the Chief Executive Officer and shall specify the purposes for which such grants may be made. Any such grants made pursuant to a delegation hereunder shall otherwise be governed by the terms and conditions of this Plan. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(e) No member of the Board, the Committee or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Evidence of Award and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

(f) In the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding vested awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such vested awards based upon the price per share of Common Shares received or to be received by other stockholders of the Company in the event.

16.  Amendments and Other Matters.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

(b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding: (i) Option Right to reduce the Option Price; or (ii) Appreciation Right to reduce the Base Price. Furthermore, no Option Right whose Option Price is greater than the Market Value per Share and no Appreciation Right whose Base Price is greater than the Market Value per Share may be repurchased by the Company nor shall the Company cancel and replace any

Option Rights or Appreciation Rights with awards having a lower Option Price or Base Value (as applicable) without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repurchase or repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

(c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) In case of termination of employment by reason of death, Disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Appreciation Right not immediately exercisable in full, or any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 4 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. In the event that a Participant who holds an Option Right terminates employment by reason of death, Disability or Retirement, such Option Right shall become immediately exercisable in full and shall remain exercisable until the earlier of one year following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In the event that a Participant who holds an Option Right terminates employment other than by reason of death, Disability or Retirement, such Option Right shall terminate to the extent not then vested and, to the extent vested immediately prior to such termination of employment shall remain exercisable until the earlier of 90 days following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant’s employment with the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than 10 years after the Date of Grant.

(e) In the event a Change of Control Event occurs with respect to a Participant, each unexpired Option Right and Appreciation Right held by the Participant shall become exercisable in full, all restrictions on Restricted Shares and Restricted Share Units held by the Participant shall lapse and all Management Objectives of all Performance Shares, Performance Units, Incentive Awards and Other Awards, as applicable, held by the Participant shall be deemed to have been fully earned at the maximum performance level.

(f) This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment at any time.

(g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

(h) Subject to Section 19, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

(i) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(j) This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(k) Nothing contained herein prohibits a Participant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

(l) Notwithstanding any other provisions of this Plan, an Award will be subject to any Company policy that the Company may adopt and/or amend from time to time regarding the hedging or pledging (or any similar transaction) of Company securities.

(m) If permitted by the Committee, a Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the recipient, an Option or Appreciation Right, or to receive any benefits, in such event, any other awards. The Committee reserves the right to review and approve beneficiary designations and/or require that a particular form be used to be effective with respect to an award. A recipient may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise. However, if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or Appreciation Right, or to receive any other award, the Committee may determine to recognize only an exercise by, or right to receive of, the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event a Participant fails to designate validly a beneficiary, or if no designated beneficiary survives the Participant, the Participant’s spouse, if living shall be the beneficiary, otherwise, the estate of the Participant.

(n) Anything in the Plan or any Award to the contrary notwithstanding, in the event that any payment or benefit received or to be received by a Participant in connection with a Change of Control or Change of Control Event (all such payments and benefits, the “Total Payments”) would not be deductible (in whole or part), by the Company, an Affiliate or any person making such payment or providing such benefit as a result of Section 280G of the Code, then the portion of the Total Payments due under this Plan or any other arrangement between the Participant and the Company or an Affiliate shall be reduced if, and only if, such reduction results in the Participant’s receipt, on an after-tax basis, of a greater amount of the Total Payments after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax (all computed at the highest applicable marginal rate). Any reduction in the Total Payments required by this subsection (n) shall first reduce any cash payments due to the Participant (if necessary, to zero), and all other payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Participant may elect to have noncash payments reduced (or eliminated) prior to any reduction of cash payments. For purposes of this subsection (n), (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total

Payments shall be taken into account which, in the opinion of tax counsel reasonably acceptable to the Participant and selected by the accounting firm which was, immediately prior to the Change of Control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, and (iii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Notwithstanding the foregoing, if the payment of benefits subject to Code Section 280G of the Code is addressed separately in an Executive Severance Agreement between the Company and a Participant, such Executive Severance Agreement shall control.

17.  Recoupment of Awards. In the event that any Participant’s service with the Company and its Subsidiaries terminates in connection with a determination by the Committee that any conduct of the Participant constitutes Grounds for Forfeiture, all rights of such Participant under the Plan (including rights with respect to outstanding awards) will terminate. As used herein, the term “Grounds for Forfeiture” shall mean any of the following conduct of any Participant: (i) using for profit or disclosing confidential information or trade secrets of the Company and its Subsidiaries to unauthorized persons; (ii) breaching any contract with or violating any legal obligation to the Company and its Subsidiaries; (iii) failing to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company and its Subsidiaries at reasonable times and upon a reasonable basis; (iv) while employed by the Company or its Subsidiaries, engaging, directly or indirectly, as an officer, employee, or consultant, or otherwise having, directly or indirectly, ownership or interest in any business that is competitive with the manufacture, sale or distribution of products and services of the type in which the Company and its Subsidiaries are engaged or which may be developed or be in the process of development by the Company and its Subsidiaries during the Participant’s employment; provided, however, that the Participant may own beneficially or maintain voting power of the shares of common stock of companies listed on national securities exchanges or publicly traded that do not exceed five percent (5%) of the outstanding shares of such companies; or (v) engaging in any other activity which would have constituted grounds for his or her discharge for Cause by the Company and its Subsidiaries. In addition, the Committee may require that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any Applicable Laws.

18.  Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Evidence of Award shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

19.  Termination. No grant shall be made under this Plan after December 31, 2033, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

20.  Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

21.  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

22.  Applicable Laws. The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

23.  Limited Effect of Restatement. This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date or the time or amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date.

CARLISLE COMPANIES INCORPORATED 16430 NORTH SCOTTSDALE ROAD, SUITE 400 SCOTTSDALE, AZ 85254 ATTN: SCOTT C. SELBACH SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM EDT on April 30, 2024 for shares held directly and by 11:59 PM EDT on April 26, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM EDT on April 30, 2024 for shares held directly and by 11:59 PM EDT on April 26, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32836-P05570 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CARLISLE COMPANIES INCORPORATED The Board of Directors recommends you vote FOR proposals 1 through 6: 1. To elect the three directors nominated by the Board of Directors. Nominees: For Against Abstain 1a. James D. Frias ! ! ! 1b. Maia A. Hansen ! ! ! 1c. Corrine D. Ricard ! ! ! For Against Abstain 2. To adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the advance ! ! ! notice requirements for director nominations and move them to the Company’s Amended and Restated Bylaws. 3. To adopt an amendment to the Company’s Charter to reflect recent Delaware law changes regarding officer exculpation. ! ! ! 4. To approve an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of shares of ! ! ! the Company’s common stock available for issuance thereunder and extend the term of the program. 5. To approve, on an advisory basis, the Company’s named executive officer compensation in 2023. ! ! ! 6. To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2024. ! ! ! 7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement, 2023 Annual Report and Form 10-K are available at www.proxyvote.com. CARLISLE COMPANIES INCORPORATED Annual Meeting of Stockholders May 1, 2024 8:00 AM local time This proxy is solicited by the Board of Directors D. Christian Koch and Kevin P. Zdimal, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the Annual Meeting of Stockholders of Carlisle Companies Incorporated to be held at The Ritz-Carlton, Chicago, Water Tower Place, 160 E Pearson St, Chicago, Illinois 60611, on Wednesday, May 1, 2024 at 8:00 AM local time, and at any postponements or adjournments of that meeting, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted as directed herein by the stockholder. If no such directions are indicated, this proxy will be voted “FOR” all the nominees listed in Proposal 1 and “FOR” Proposal 2 through Proposal 6. Continued and to be signed on reverse side

Your Vote Counts! CARLISLE COMPANIES INCORPORATED 2024 Annual Meeting Vote by April 30, 2024 11:59 PM EDT. For shares held in a Plan, vote by April 26, 2024 11:59 PM EDT. CARLISLE COMPANIES INCORPORATED 16430 NORTH SCOTTSDALE ROAD, SUITE 400 SCOTTSDALE, AZ 85254 ATTN: SCOTT C. SELBACH V32839-P05570 You invested in CARLISLE COMPANIES INCORPORATED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 1, 2024. Get informed before you vote View the Notice of 2024 Annual Meeting of Stockholders, Proxy Statement, 2023 Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 17, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote in Person at the Meeting* Point your camera here and May 1, 2024 8:00 AM local time vote without entering a control number The Ritz-Carlton, Chicago Water Tower Place 160 E Pearson St Chicago, Illinois 60611 *Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. To elect the three directors nominated by the Board of Directors. Nominees: 1a. James D. Frias For 1b. Maia A. Hansen For 1c. Corrine D. Ricard For 2. To adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the advance notice requirements for director nominations and move them to the Company’s Amended and For Restated Bylaws. 3. To adopt an amendment to the Company’s Charter to reflect recent Delaware law changes regarding officer For exculpation. 4. To approve an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of shares of the Company’s common stock available for issuance thereunder and extend the term of the For program. 5. To approve, on an advisory basis, the Company’s named executive officer compensation in 2023. For 6. To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting For firm for 2024. 7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V32840-P05570